UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

LifeMD, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 30, 2026

Dear Fellow LifeMD Stockholders:

LifeMD is undergoing meaningful change, and I encourage you to read my 2026 Letter to Stockholders. In it, I share how our business performed in fiscal 2025, the decisions that shaped our results, and what we are focused on as we continue to build the company. I am excited to share my candid perspective on the future of American healthcare. You can access the letter through your proxy materials online or on LifeMD’s Investor Relations website at ir.lifemd.com.

We invite you to attend the 2026 Annual Meeting of Stockholders of LifeMD, Inc. to be held on Friday June 12, 2026 at 12:00 p.m., EDT. The 2026 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.cleartrustonline.com/lfmd. A virtual meeting format will allow stockholders to participate from any location and we expect will lead to increased attendance, improved communications and cost savings for our stockholders and the Company.

The Notice of the Annual Meeting and Proxy Statement accompanying this letter provides information concerning matters to be considered and acted upon at the meeting. Our 2025 results are presented in detail in our Annual Report.

Your vote is very important. We encourage you to read the Proxy Statement and vote your shares as soon as possible. Whether or not you plan to attend the virtual meeting, you can be sure your shares are represented at the Annual Meeting by promptly submitting your vote by the Internet, by telephone or, if you request a paper copy of the proxy materials and receive a proxy card, by mail.

On behalf of the Board of Directors, thank you for your continued confidence and investment in LifeMD, Inc.

Sincerely,

Justin Schreiber
Chairman of the Board of Directors

LifeMD, Inc.

236 Fifth Avenue, Suite 400

New York, NY 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Friday, June 12, 2026

To the Stockholders of LifeMD, Inc.

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of LifeMD, Inc., a Delaware corporation (the “Company”), will be held on Friday, June 12, 2026, beginning at 12:00 p.m. Eastern Daylight Time. The purpose of the meeting is to consider and act upon the following matters:

1.	To elect seven directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (Proposal 1);

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2);

3.	To approve the Company’s Fourth Amended and Restated 2020 Equity and Incentive Plan (the “Fourth Amended and Restated 2020 Plan” or the “Plan”) (i) to increase the maximum number of shares of the Company’s common stock available for issuance under the Plan by 3,000,000 shares; (ii) to remove the Annual Increase, which is an evergreen feature; (iii) to remove liberal share counting provisions; and (iv) to prohibit repricing of Options and Stock Appreciation Rights under the Plan absent stockholder approval (Proposal 3); and

4.	To authorize the Chairman of the Board to adjourn the Annual Meeting to a later date, if necessary or appropriate, including for purposes of soliciting additional votes in favor of any or all of the proposals or for purposes of establishing a quorum (Proposal 4); and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 22, 2026 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting. We are providing proxy material access to our stockholders via the Internet at www.cleartrustonline.com/lfmd. Please give the proxy materials your careful attention.

By Order of the Board of Directors,

Eric Yecies
Secretary

New York, NY

April 30, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2026

The Notice of 2026 Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report to Stockholders are available at www.proxyvote.com.

Your vote is important. We encourage you to review all of the important information contained in the proxy materials before voting.

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EXECUTIVE COMPENSATION	16
Summary Compensation Table	16
2025 Corporate Bonus Program	17
Named Executive Officer Employment Agreements	18
Treatment of Stock and Option Awards Upon Termination	19
Retirement Plan	20
Health and Welfare Benefits	20
Outstanding Equity Awards at Fiscal Year End	20
Pay Versus Performance Table	21
DIRECTOR COMPENSATION	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
AUDIT-RELATED MATTERS	27
Audit Committee Report	27
Audit Fees and Services	28
Pre-Approval Policies and Procedures	29
PROPOSAL 2: RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS LIFEMD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	30
PROPOSAL 3: TO APPROVE THE FOURTH AMENDED AND RESTATED 2020 PLAN	30
EQUITY COMPENSATION PLAN INFORMATION	33
PROPOSAL 4: AUTHORIZING THE CHAIRMAN OF THE BOARD TO ADJOURN THE ANNUAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE	41
OTHER MATTERS	41
Stockholder Proposals and Nominees	41
Appendix A	42

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LIFEMD, INC.

236 Fifth Avenue, Suite 400

New York, NY 10001

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 12, 2026

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (the “Board of Directors” or the “Board”) of LifeMD, Inc. (“LifeMD,” the “Company,” “we” or “us”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 12, 2026, beginning at 12:00 p.m. Eastern Daylight Time, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. It is contemplated that this Proxy Statement and the accompanying form of proxy or voting instruction form (the “Proxy”), or a Notice of Internet Availability of Proxy Materials providing instructions on how to access these documents on the Internet and how to vote, will be mailed to the Company’s stockholders of record as of the end of business on April 22, 2026 (the “Record Date”). The proxy materials will be first mailed on or about April 30, 2026.

The Proxy enables you to appoint Justin Schreiber, our Chief Executive Officer, or Eric Yecies, Chief Legal Officer and General Counsel, as your representative at the Annual Meeting. By completing and returning a Proxy, you are authorizing Mr. Schreiber or Mr. Yecies to vote your shares at the Annual Meeting in accordance with your instructions on the Proxy. This way, your shares will be voted whether or not you attend the virtual Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and where is the Annual Meeting being held?

The Annual Meeting will be held on June 12, 2026 commencing at 12:00 p.m., Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by visiting www.cleartrustonline.com/lfmd and entering your control number included in your Notice of Internet Availability of Proxy Materials or your Proxy.

The Annual Meeting will begin promptly at 12:00 p.m., Eastern Daylight Time. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the check-in procedures.

Who is entitled to vote at the Annual Meeting?

At the close of business on April 22, 2026 (the “Record Date”), there were outstanding and entitled to vote 47,599,667 shares of common stock, par value $0.01 (the “Common Stock”), issued and outstanding. Stockholders are entitled to one vote for each share of Common Stock held by them. The Common Stock may not be voted cumulatively.

What is a quorum for purposes of conducting the Annual Meeting?

The holders of a majority in interest of all stock issued, outstanding and entitled to vote at the Annual Meeting (24,275,830) shares of the Common Stock), present in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Holders attending a virtual meeting will be counted as present “in person” for purposes of determining whether a quorum is present.

In the absence of a quorum at the Annual Meeting, the meeting may be postponed or adjourned from time to time without notice, other than announcement at the meeting, until a quorum is formed. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

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How may I vote by Proxy?

All valid Proxies received prior to the Annual Meeting will be voted. The Board of Directors recommends that you vote by Proxy even if you plan to attend the virtual Annual Meeting. You can vote your shares by Proxy via Internet, telephone or mail.

●	To vote via Internet, go to www.proxyvote.com and follow the instructions.
●	To vote via telephone, follow the instructions found in your Notice of Internet Availability of Proxy Materials or Proxy. In either case, you will need the control number found in your Notice of Internet Availability of Proxy Materials or Proxy.
●	To vote by mail, if you have received a printed Proxy, complete, sign and date it, and return it in the enclosed postage-paid envelope to ClearTrust, LLC.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close when the polls close at the virtual Annual Meeting, on June 12, 2026.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, known as a “street name holder,” you should have received voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail your voting instructions as directed by your broker or bank to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the Internet by following instructions provided by your broker or bank.

Voting by Proxy will not limit your right to vote at the Annual Meeting if you attend and vote electronically. However, if your shares are held in the name of a street name holder, you must obtain a proxy executed in your favor, from the street name holder to be able to vote at the Annual Meeting.

What proposals am I voting on, and what votes are required to approve each proposal?

The following proposals being presented at the Annual Meeting, and the votes required for approval of each proposal, are described below:

Proposal 1: Election of Directors. Votes may be cast: “FOR ALL” nominees, “WITHHOLD ALL” nominees or “FOR ALL EXCEPT” those nominees noted by you on the appropriate portion of your proxy or voting instruction card. At the Meeting, seven directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Pursuant to our bylaws, directors are to be elected by a plurality of votes cast. This means that the seven candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees. Withholding a vote from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the election of directors although it will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 2: To Ratify the Selection of PricewaterhouseCoopers LLP as LifeMD’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026. Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this proposal, present in person or by proxy at the Annual Meeting, is required for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. Abstentions will have the effect of a vote against this proposal. There will be no broker non-votes with respect to this proposal.

Proposal 3: To Approve the Fourth Amended and Restated 2020 Plan. Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this proposal, present in person or by proxy at the meeting, is required for the approval of the Fourth Amended and Restated 2020 Plan. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

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Proposal 4: To Authorize the Chairman of the Board to Adjourn the Annual Meeting to a Later Date, if Necessary or Appropriate. Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting, whether or not a quorum is achieved, is required for approval of this adjournment proposal. Abstentions will have the effect of a vote against this proposal. There will be no broker non-votes with respect to this proposal.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR ALL” nominees for director (Proposal 1), “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as LifeMD’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2), “FOR” approval of the Fourth Amended and Restated 2020 Plan (Proposal 3), and “FOR” the adjournment proposal (Proposal 4).

What happens if I don’t specify a choice on my Proxy?

If you return a signed and dated Proxy without marking any or all voting selections, your shares will be voted “FOR ALL” nominees for director (Proposal 1), “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as LifeMD’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2), “FOR” approval of the Fourth Amended and Restated 2020 Plan (Proposal 3), and “FOR” the adjournment proposal (Proposal 4). If any other matter is properly presented at the meeting, the persons named in your Proxy will vote your shares using their best judgment.

What if other matters come up at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you have submitted a Proxy, the persons named in your Proxy will have the discretion to vote on those matters for you.

Can I change or revoke my vote after submitting my Proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed Proxy with a later date;

●	You may send a timely written notice that you are revoking your Proxy to the Company at 236 Fifth Avenue, Suite 400, New York, NY 10001, Attn: General Counsel; or

●	You may attend the virtual Annual Meeting and vote electronically. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

●	as necessary to meet applicable legal requirements;

●	to allow for the tabulation and certification of votes; and

●	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their Proxies, which may be forwarded to the Company’s management and the Board.

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How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting, and LifeMD will publish the final voting results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

How will proxies be solicited?

The Company will bear the cost of mailing and solicitation of Proxies. Proxies may be solicited by mail or personally by our directors, officers, or employees, none of whom will receive additional compensation for such solicitation. Street name holders, such as banks and brokers, are being asked to distribute proxy materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse street name holders for their reasonable out-of-pocket expenses.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow instructions to vote each account to ensure that all of your shares are voted.

I share the same address with another LifeMD, Inc. stockholder. Why has our household only received one set of proxy materials?

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to stockholders who hold their shares through a bank, broker, or other holder of record and share a single address, unless we received contrary instructions from any stockholder at that address. However, any such beneficial holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker, or other holder of record, or ClearTrust, LLC at 813-235-4490 or in writing at ClearTrust, LLC, Proxy Department, 16540 Pointe Village Dr, Ste 210, Lutz, FL 33558. Beneficial holders residing at the same address who would like to request householding of Company materials may do so by contacting the bank, broker, or other holder of record or ClearTrust at the phone number or address listed above.

Where are the proxy materials available?

LifeMD uses the Internet as the primary means of furnishing proxy materials to stockholders. We send a Notice of Internet Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials online at www.cleartrustonline.com/lfmd or request a printed copy of materials. You will need your control number included in your Notice of Internet Availability of Proxy Materials or your Proxy to access the proxy materials.

Stockholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to reduce environmental impact and mailing costs.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to LifeMD, Inc., 236 Fifth Avenue, Suite 400, New York, NY 10001.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of seven directors. A total of seven directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders to be held in 2027, and until their successors are duly elected and qualified. Justin Schreiber, John R. Strawn, Jr., Dr. Joseph V. DiTrolio, M.D., Roberto Simon, Dr. Joan LaRovere, M.D., William Febbo and Dr. Calum MacRae, M.D., Ph.D., are all standing for re-election at the Annual Meeting.

The persons named as “Proxies” in the enclosed Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If no choice has been specified by a stockholder, the shares will be voted “FOR ALL” the nominees. If at the time of the Annual Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

Nominees

The persons nominated as directors are as follows:

Name	Age	Position(s)
Justin Schreiber	43	Chairman of the Board and Chief Executive Officer
John R. Strawn, Jr.	65	Independent Director
Dr. Joseph V. DiTrolio, M.D.	75	Independent Director
Roberto Simon	51	Independent Director
Dr. Joan LaRovere, M.D.	59	Independent Director
William Febbo	57	Director
Dr. Calum MacRae, M.D., Ph.D.	64	Independent Director

Vote Required

The seven nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality. Withholding a vote from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the election of directors although it will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of our Board

Our Board unanimously recommends that you vote “FOR ALL” nominees for director.

Set forth below are the names of and certain biographical information about each nominee for election to our Board of Directors. The information presented includes each director nominee’s principal occupation and business experience for the past five years and the names of other companies for which he or she has served as a director during the past five years.

Justin Schreiber - Chairman of the Board and Chief Executive Officer

Mr. Schreiber has served as Chairman of the Board since 2019 and Chief Executive Officer of the Company since 2022. He joined the Board in 2018, and previously served as President of the Company from 2018 to 2021. Mr. Schreiber is the President and founder of JLS Ventures, an investment firm focused on venture and growth stage businesses in the healthcare and technology sectors, and Managing Partner of Red Star Capital Partners. Prior to these roles, Mr. Schreiber ran a consulting business providing investor relations, advisory services, and capital raising solutions to publicly traded companies. He holds a BS in International Business from Elizabethtown College and a BA in International Management from the ICN École de Management in Nancy, France.

A seasoned executive with deep expertise in healthcare, consumer products, and capital markets, Mr. Schreiber brings a uniquely multidisciplinary perspective to his leadership of the Company.

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John R. Strawn, Jr. - Independent Director

Mr. Strawn was appointed to our Board of Directors in 2011. In 2010, Mr. Strawn became a founding partner of the law firm of Strawn Pickens LLP (“Strawn Pickens”), a Chambers ranked dispute resolution firm, in Houston, Texas. Mr. Strawn has served as the managing partner of Strawn Pickens for the past sixteen years, representing clients in litigation, arbitrations, and various legal matters. Prior to founding Strawn Pickens, Mr. Strawn was the Co-Managing Partner of Cruse Scott Henderson & Allen LLP, a law firm based in Houston, Texas, since 1992. Prior to that, Mr. Strawn was an attorney with Andrews & Kurth LLP. Mr. Strawn’s professional recognitions include Board Certification in Civil Trial Law, membership in the American Board of Trial Advocates and International Society of Barristers, as well as Life Fellow of Texas Bar Foundation and Houston Bar Foundation, AV Rated by Martindale-Hubbell and a Texas “Super Lawyer” since 2005. Mr. Strawn received his Juris Doctor with Honors from the University of Texas Law School and his bachelor’s degree cum laude from Dartmouth College.

Mr. Strawn brings to the Board of Directors over 40 years of legal experience, including extensive knowledge of our intellectual property portfolio. His practice focuses on complex commercial litigation including contract, employment, insurance and intellectual property matters.

Dr. Joseph V. DiTrolio, M.D. - Independent Director

Dr. DiTrolio was appointed to our Board of Directors in 2014. Dr. DiTrolio is recognized world-wide as an inventor, researcher, and lecturer. He is the holder of several patents and has been a Clinical Professor of Surgery, Division of Urology at New Jersey Medical School, since 2005, and the Clinical Assistant Professor of Surgery, Department of Surgery at St. George’s University School of Medicine Grenada, West Indies since 1997. He has been an Attending Physician since 1984. He served as Chairman from 2007 to 2009 and Treasurer since 2009, of the Department of Urology, St. Barnabas Medical Center. He has also served as the Chairman, Department of Urology, Hackensack University Medical Center, Mountainside, since 2015. He is a graduate of the University of Richmond, University of Paris, Sorbonne, and New Jersey Medical School.

Dr DiTrolio is a Diplomate of the American Board of Urology and is well respected in the urology community for innovative techniques and product development. He contributes medical expertise developed over his long career, particularly as a specialist and academic in the field of urology, an understanding of trends in medical innovation and research, and an intimate knowledge of our operations.

Roberto Simon - Independent Director

Mr. Simon was appointed to our Board of Directors in 2020. Mr. Simon has served as Chief Financial Officer of Orveon LLC, a global beauty care and cosmetics company since August 2024. Mr. Simon served as Chief Financial Officer of Norstella, a global leader in end-to-end solutions that smooth access to life-saving therapies for patients, from 2022 to 2024. Mr. Simon served as Chief Financial Officer of WEX Inc., a leading financial technology service provider, from 2016 to 2022. Previously, Mr. Simon served as the Executive Vice President and Chief Financial Officer of Revlon, Inc., a global cosmetic, personal and beauty care products company, from 2014 until 2016. Prior to that, he was the Revlon Senior Vice President, Global Finance from 2013 to 2014 and served as Revlon’s Global Business Process Owner, SAP, from February 2014 until September 2014. Prior to joining Revlon as a result of Revlon’s acquisition of The Colomer Group Participations, S.L., a Spain-based salon and professional beauty business, Mr. Simon served in various senior finance positions of increasing responsibility at The Colomer Group since 2002, including most recently serving as The Colomer Group’s Chief Financial Officer from 2011 to 2014. Prior to that, he served as The Colomer Group’s Vice President of Finance for America and Africa from 2008 until 2011.

Mr. Simon contributes to Board discussions on capital allocation as well as financial reporting, planning, and budgeting based on his experience in overseeing finance functions for complex, multinational businesses. Additionally, Mr. Simon contributes to the Board of Directors and Audit Committee discussions on Sarbanes-Oxley controls as the Company continues its Sarbanes-Oxley implementation and on compensation matters for the executive team.

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Dr. Joan LaRovere, M.D. - Independent Director

Dr. LaRovere was appointed to our Board of Directors in 2023. Dr. LaRovere is a Co-Founder and President of Virtue Foundation, founded in 2002, as a non-profit organization with Special Consultative Status to the United Nations whose mission is to increase awareness, inspire action and render assistance through healthcare, education, and empowerment initiatives. She currently serves on the board of directors of Virtue Foundation. She has served as an Assistant Professor of Pediatrics at Harvard Medical School since 2011 and has served as Director of Innovation and Outcomes from 2011 until 2023, Associate Chief Medical Officer for Transformation from 2023 to 2025, Senior Vice President and interim Chief Medical Officer since 2025, and a Senior Staff Physician at Cardiac Intensive Care at Boston Children’s Hospital since 2011. Dr. LaRovere has been a Professional Advisor to the Martin Trust Center for MIT Entrepreneurship and is on the board of directors of the Delta V Summer Accelerator Program since 2016. She also teaches and mentors on the Science and Business of Biotechnology, Healthcare Finance and AI Venture Studio courses at MIT Sloan. She also serves as a Healthcare Operating Partner for iSelect Fund, a venture firm which invests in companies addressing critical global issues, in food, health and nutrition, since 2021. She was a Board Observer from 2021 and Board Member from 2024 on Holobiome, an iSelect portfolio company. Previously, Dr. LaRovere served as Chief of the Pediatric Intensive Care Unit for The Royal Brompton Hospital, a part of Imperial College School of Medicine in London, from 1999 to 2011. She also served as a Consulting Physician to Bupa Cromwell Hospital from 2000 to 2011. Dr. LaRovere holds a Bachelor of Arts in Visual and Environmental Studies from Harvard University, a Master of Science in Genetics from the University of St. Andrews, a Doctorate of Medicine from Columbia University Vagelos College of Physicians and Surgeons, and a Master of Business Administration from the MIT Sloan School of Management.

Dr. LaRovere contributes extensive experience in medicine and innovation based on her roles as a physician, academic, and executive advising emerging companies.

William Febbo - Director

Mr. Febbo was appointed to our Board of Directors in 2023. Mr. Febbo currently serves as Chief Executive Officer and Director of Performance Health Systems, a privately held company that utilizes health and wellness equipment to improve mobility for people at home, businesses, and clinics, which he joined in February 2026. Mr. Febbo served as Chief Executive Officer of OptimizeRx Corporation (Nasdaq: OPRX) from 2015 to 2024, where he transformed the company from a single point-of-care product provider into an AI-driven omnichannel platform. Under his leadership, revenue grew from $5 million to $92 million, achieving a five-year CAGR of 41%. He also led OptimizeRx’s uplisting from OTC to Nasdaq and expanded its digital healthcare network, contributing to significant growth in its market capitalization. Mr. Febbo has also co-founded and led companies focused on the capital markets, including Merriman Holdings, Inc., and Digital Capital Network. Mr. Febbo founded Plexuus, LLC, a payment processing business for medical professionals in 2015 and remained its Chairman from 2015 to 2020. From 2007 to 2015, Mr. Febbo served as Chief Operating Officer of Merriman Holdings, Inc., an investment banking firm, where he assisted with capital raises in the tech, biotech, cleantech, consumer and resources industries. Mr. Febbo was a co-founder of, and from 1999 to 2015 was Chief Executive Officer of MedPanel, LLC, a provider of market intelligence and communications for the pharmaceutical, biomedical, and medical device industries. Since 2017, Mr. Febbo has been a mentor and faculty member of the Massachusetts Institute of Technology’s linQ program, which is a collaborative initiative focused on supporting biomedical innovations addressing major health and medical challenges. He is also a mentor for the X & Y Class at Harvard Business School. In addition, since 2021, Mr. Febbo has been a board member of the Baldwin School of Puerto Rico.

Mr. Febbo contributes more than 30 years of experience in building and managing health services and financial businesses. In addition, Mr. Febbo’s leadership of OptimizerRx’s business provides the Board with invaluable insight into the Company’s operations and strategic direction.

Mr. Febbo currently serves as a director of Myomo (Nasdaq: MYO) and has served as director of OptimizeRx from 2015 to 2024, Augmedix (Nasdaq: AUGX) from 2022 to 2024 and Modular Medical (Nasdaq: MODD) from 2019 to 2021. Mr. Febbo received a BA in International Studies and Spanish from Dickinson College.

Dr. Calum MacRae, M.D., Ph.D. - Independent Director

Dr. MacRae was appointed to our Board of Directors in 2024. He has served as the Vice Chair for Scientific Innovation of the Department of Medicine of Brigham and Women’s Hospital, now a part of MassGeneral Brigham, since 2018, and as Chief of Cardiovascular Medicine at the Hospital from 2014 to 2018. Dr. MacRae has served on the faculty of Harvard Medical School since 2002. Since 2017, Dr. MacRae has been the director of One Brave Idea, a group of leading scientists from multiple disciplines working together to understand the earliest stages of coronary heart disease and other forms of chronic disease. He is also the Principal Investigator of the Apple Health Study. Dr. MacRae is a Co-Founder and director of Atman Health Inc. since 2021 and a Co-Founder of Tanaist Inc since 2025. Dr. MacRae has also served as Head of Innovation and a director of TMA Precision Health, Inc. since 2024. Dr. MacRae received his Bachelors of Science and Doctorate of Medicine from the University of Edinburgh and his Doctorate of Human Molecular Genetics from the University of London.

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Dr. MacRae contributes considerable experience in medical research and innovation, particularly in the areas of genomics in medicine, disease modeling, developmental biology, drug discovery, systematic approaches to discovering new phenotypes, and the role of disruptive innovation in refashioning the clinical-translational interface. In addition, he has experience building digital health platforms for multistate practice and experience with large scale analytics in a biomedical setting.

CORPORATE GOVERNANCE

Determination of Director Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be composed of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that compensation and audit committee members also satisfy additional independence criteria under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Compensation committee members also should qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that except for Justin Schreiber, and William Febbo, each director who served at any time during or since 2025, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our Board of Directors also determined that all Audit Committee members, and all Compensation Committee members, satisfy the independence and other qualification standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence. Mr. Schreiber and Mr. Febbo were determined not to be independent directors based on their respective executive role and consulting arrangement with the Company.

Board Committees

The Board currently has the following standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The following table identifies the committee members:

Name	Audit	Compensation	Nominating	Independent
Dr. Joseph V. DiTrolio, M.D.		X	X	X
Dr. Joan LaRovere, M.D.	X			X
Roberto Simon	Chairman	X	X	X
John R. Strawn, Jr.	X	Chairman	Chairman	X
Dr. Calum MacRae, M.D., Ph.D.				X

Roberto Simon is an “audit committee financial expert” within the meaning of the SEC rules.

Each of our Board committees has its own charter, which is available on our website at www.lifemd.com. Each of the Board committees has the composition and responsibilities described below.

Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

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Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and oversee the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

●	the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

●	approving the fees to be paid to the independent registered public accounting firm;

●	helping to ensure the independence of the independent registered public accounting firm;

●	overseeing the integrity of our financial statements;

●	preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

●	resolving any disagreements between management and the auditors regarding financial reporting;

●	reviewing with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;

●	reviewing and approving all related-party transactions; and

●	overseeing compliance with legal and regulatory requirements.

Compensation Committee

Our Compensation Committee assists the Board of Directors in the discharge of its responsibilities relating to the compensation of the Board of Directors and our executive officers.

The Committee’s compensation-related responsibilities include, but are not limited to:

●	developing recommendations for the Board with respect to the compensation of the Company’s Chief Executive Officer (the “CEO”);

●	approving the compensation of the Company’s executive officers, other than the CEO;

●	reviewing, approving, and recommending to our Board of Directors on an annual basis the evaluation process and compensation structure for our other executive officers;

●	determining the need for and the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or Board of Directors;

●	providing oversight of management’s decisions concerning the performance and compensation of other Company officers, employees, consultants, and advisors;

●	reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our Board of Directors as needed, and exercising all the authority of our Board of Directors with respect to the administration of such plans;

●	reviewing and recommending to our Board of Directors the compensation of independent directors, including incentive and equity-based compensation;

●	selecting, retaining, and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate; and

●	administering our incentive compensation recovery policy.

Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to recommend to the board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles, and oversee the performance of the Board.

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The Committee’s responsibilities include:

●	recommending to the Board of Directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the Board;

●	considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;

●	overseeing the administration of the Company’s code of business conduct and ethics;

●	reviewing with the entire Board of Directors, on an annual basis, the requisite skills and criteria for Board candidates and the composition of the Board as a whole;

●	the authority to retain search firms to assist in identifying Board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

●	recommending to the Board of Directors on an annual basis the directors to be appointed to each committee of the Board of Directors;

●	overseeing an annual self-evaluation of the Board of Directors and its committees to determine whether it and its committees are functioning effectively; and

●	developing and recommending to the Board a set of corporate governance guidelines applicable to the Company.

The Nominating and Corporate Governance Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

Board and Committee Meetings

During the year ended December 31, 2025, the Board had four meetings, the Audit Committee had twenty three meetings, the Compensation Committee had three meetings, and the Nominating and Corporate Governance Committee had one meeting.

There were no directors who attended fewer than 75 percent of the aggregate total number of Board meetings and meetings of the Board committees of which the director was a member during the applicable period.

Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

We expect that, absent compelling circumstances, directors will attend the annual meetings. Justin Schreiber, Roberto Simon, William Febbo and Calum MacRae attended the 2025 Annual Meeting.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.

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In evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee may take into account many factors, including: personal and professional integrity, ethics, and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, as described below; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o General Counsel, LifeMD, Inc., 236 Fifth Avenue, Suite 400, New York, NY 10001. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Nominations for the 2026 Annual Meeting of Stockholders should be submitted no later than December 28, 2026.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type, and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity promotes a variety of ideas, judgments, and considerations to the benefit of our Company and stockholders. Although there are many other factors, the Board primarily focuses on public company board experience, knowledge of the healthcare and technology sectors, a background in finance and experience operating growth stage businesses.

Board Leadership Structure and Role in Risk Oversight

Justin Schreiber serves as both the Chairman of our Board and our Chief Executive Officer. We believe having a single person serve as both Chair of our Board and our Chief Executive Officer is the most effective leadership structure for us at this time.

As Chairman of the Board, Mr. Schreiber’s key responsibilities include facilitating communication between our Board and management; assessing management’s performance; managing board members; preparation of the agenda for each board meeting; acting as Chairman of board meetings and meetings of our Company’s stockholders; and managing relations with stockholders, other stakeholders, and the public.

Our Board does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when an interested director is Chairman of the Board, but we take steps to ensure that adequate structures and processes are in place to permit our Board to function independently of management. For example, the directors are able to request at any time a meeting restricted to independent directors for the purposes of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight, and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two. The Board may modify its leadership structure in the future as it deems appropriate.

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Audit Committee is responsible for overseeing our risk management process. Our Audit Committee focuses on our general risk management policies and strategy, and the most significant risks facing us, including cybersecurity, and oversees the implementation of risk mitigation strategies by management. Our Compensation Committee is responsible for overseeing risks related to our compensation programs. Our Nominating and Corporate Governance Committee is responsible for overseeing risks related to our corporate governance policies and practices. Our Board is also apprised of particular risk management matters in connection with its general oversight role, including approval of corporate matters and significant transactions.

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Insider Trading Policy and Anti-Hedging Policy

We have adopted an Insider Trading Policy and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The Insider Trading Policy is filed as Exhibit 19 to our most recent Annual Report on Form 10-K. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

The Insider Trading Policy prohibits our directors, officers, and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.

Policy Relating to Recovery of Erroneously Awarded Compensation

We have adopted a Policy Relating to Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), which provides for the recovery of erroneously awarded incentive compensation in the event that the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirements under the federal securities laws, and/or in the event of detrimental conduct by executive officers or other key employees. The Clawback Policy is designed to comply with Section 10D of the Exchange Act, related rules and the listing standards of Nasdaq.

During the third quarter of 2025, the Company identified errors related to the recording of net revenue as agent in certain arrangements with the Company’s third-party pharmacy providers, which resulted in the misstatement of revenue in its previously issued 2023 and 2024 annual and interim financial statements and its previously issued interim financial statements for the first and second quarters of 2025. Although the Company determined such errors to be immaterial to its previously issued financial statements, the Company revised its financial statements for those prior periods as they appear in the 2025 Annual Report, and as they will appear in future quarterly reports, in order to correct these errors. On March 6, 2026, the Audit Committee determined that the revisions constitute a “little r” accounting restatement for the aforementioned periods to the extent that they are presented in the 2025 Annual Report. A “little r” accounting restatement, pursuant to Rule 10D-1 of the Exchange Act, is required to correct an error in previously issued financial statements that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Upon reviewing the impact of these revisions on incentive compensation received by the Company’s executive officers during the recovery period established under the Clawback Policy, the Compensation Committee determined that a total of 392,000 shares of the Company’s common stock, issued in connection with the vesting of performance shares, would not have been received had their vesting been determined based on the revised results for Healthcare Adjusted EBITDA (on a trailing twelve-month basis) as of June 30, 2025. Based on the closing price per share of the Company’s common stock on December 31, 2025 ($3.41), these shares had an aggregate value of $1,336,720.

The executive officers promptly transferred all of the performance shares back to the Company in satisfaction of their obligations under the Clawback Policy.

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Option Grant Policy

The Company does not currently grant stock options to its employees or directors. We would not grant option awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our executive officers. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities, and whistleblowing or the prompt reporting of illegal or unethical behavior. We will provide a copy of our Code of Ethics, without charge, upon request in writing to LifeMD, Inc. at 236 Fifth Avenue, Suite 400, New York, NY 10001, Attention: General Counsel.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s Common Stock to file initial reports of ownership and changes in ownership of the Company’s Common Stock with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2025, including those reports that we have filed on behalf of our directors and Section 16 officers, no director, Section 16 officer, beneficial owner of more than 10% of the outstanding Common Stock of the Company, or any other person subject to Section 16 of the Exchange Act, failed to file with the SEC on a timely basis during the fiscal year ended December 31, 2025, except that due to administrative error, (i) Justin Schreiber filed a Form 4 on February 21, 2025 for a sale of 50,000 shares of stock which occurred on February 14, 2025; (ii) Maria Stan filed a Form 4 on March 11, 2025 for a grant of 20,000 shares of restricted stock which occurred on March 6, 2025; (iii) Maria Stan filed a Form 4 on April 3, 2025 for (a) a grant of 9,375 RSUs which occurred on July 15, 2021, (b) a grant of 10,000 RSUs which occurred on February 4, 2022, (c) a grant of 40,000 RSUs which occurred on November 7, 2023, (d) a grant of 40,000 RSUs which occurred on November 7, 2023, (e) a grant of 20,000 shares of performance stock which vested on March 31, 2025 and (f) a grant of 20,000 RSUs which occurred on March 31, 2025; and (iv) Shayna Webb Dray filed a Form 4 on July 31, 2025 for a grant of 50,000 shares of restricted stock which occurred on July 27, 2025.

Communication with our Board

Stakeholders may communicate with the Board by writing to us at LifeMD, Inc., 236 Fifth Avenue, Suite 400, New York, NY 10001, Attention: General Counsel. Stakeholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Executive Officers

The following table sets forth information regarding our executive officers:

Name	Age	Position
Justin Schreiber	43	Chief Executive Officer and Director, Chairman of the Board
Atul Kavthekar	58	Chief Financial Officer
Stefan Galluppi	39	Chief Innovation Officer
Shayna Webb Dray	39	Chief Operating Officer
Dennis Wijnker	50	Chief Technology Officer
Jessica Friedeman	42	Chief Marketing Officer
Nicholas Alvarez	34	Chief Acquisition Officer
Chris Pisano	51	Chief Marketing Officer
Maria Stan	51	Chief Accounting Officer and Controller
Eric Yecies	48	Chief Legal Officer and General Counsel
Shane Biffar	43	Chief Compliance Officer and Deputy General Counsel

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In addition to the biographical information for Justin Schreiber, which is set forth above under Proposal 1, set forth below is certain biographical information about our other executive officers. Our executive officers are elected by, and serve at the discretion of, our Board of Directors.

Atul Kavthekar - Chief Financial Officer

Atul Kavthekar was appointed Chief Financial Officer of the Company in April 2026. Mr. Kavthekar served as the Interim Chief Financial Officer for Smile America Partners from May 2025 to March 2026. In this role, he was responsible for the financial oversight and operational leadership for the dental support organization with 500+ clinicians and operations across 20 states. Mr. Kavthekar prepared the business for, and led it through, an M&A exit by the private equity sponsors. Before that, Mr. Kavthekar served as the Special Advisor to the Chief Financial Officer at P3 Health Partners, from 2022 to November 2024, and also as the Special Advisor to the Chief Executive Officer from September to November 2024, conducting financial oversight of a ~500 employee NASDAQ traded value-based care/population health company focused on managing full risk for 125k+ Medicare Advantage members across five states in the Southwest U.S. From 2021 to 2022, Mr. Kavthekar served as Chief Financial Officer of Eyecare Partners, an ophthalmology and optometry practice with over 1,000 providers. Mr. Kavthekar holds an MBA in Finance and Accounting from the University of Chicago Booth School of Business, an MSE in Industrial Engineering from Wayne State University and a BSE in Engineering Science from the University of Michigan.

Stefan Galluppi - Chief Innovation Officer

Stefan Galluppi was appointed Chief Innovation & Marketing Officer of the Company in 2020, and prior to that, he served as Chief Technology Officer of the Company from 2016 to 2020. Mr. Galluppi also served as Chief Operating Officer from March 2019 to November 2020. Mr. Galluppi served as a director of the Company from 2017 to 2018. Mr. Galluppi resigned as a director in 2018 upon the sale of the legacy beta glucan business. Mr. Galluppi was re-appointed as director in 2018 and subsequently resigned in2023. Mr. Galluppi combines over 10 years of experience in building technology platforms for direct to consumer marketing campaigns. Previously, he served as the CTO of Runaway Products, a DRTV driven marketing firm with a core focus on building and optimizing systems to scale campaigns for maximum efficiency and profitability.

Shayna Webb Dray - Chief Operating Officer

Shayna Webb Dray was appointed Chief Operating Officer of the Company effective July 31, 2025. Ms. Webb Dray served as the Senior Vice President of Operations of the Company from September 2023 to July 2025. In this role, she was responsible for the launch and subsequent scaling of the Company’s weight management program, as well as overseeing day-to-day management of the Care Center, Pharmacy, Clinical Operations, and the Project Management Office. Ms. Webb Dray previously served as the Head of Supply Chain & Procurement of the Company from May 2021 to September 2023, where she spearheaded the creation of a comprehensive supply chain strategy. Before that, as the Executive Director of Operations at Kaplan Publishing, a subsidiary of Graham Holdings Company, from March 2016 to May 2021, she generated substantial annual savings through supply chain optimization and advised on key operational and strategic initiatives. Ms. Webb Dray holds a Bachelor of Science in Supply Chain Management and Marketing from Syracuse University, where she was a Brethen Scholar.

Dennis Wijnker - Chief Technology Officer

Dennis Wijnker was appointed Chief Technology Officer of the Company in 2021. Mr. Wijnker has extensive experience building web-based and standalone platforms, primarily in the fields of Health Care and Life Sciences. Mr. Wijnker joins LifeMD from Doctor Evidence where he worked from 2009 to 2021 as Senior Architect and Senior Vice President of Technology with various teams to create innovative solutions, bringing analytics and insights powered by AI to the field of Evidence-based medicine. He also held leadership positions at Parexel/Perceptive Informatics (now Calyx) where, alongside others, he developed a web-based, fully configurable Electronic Data Capture platform for managing clinical trials that enjoyed wide adoption in the industry. He was also instrumental in introducing and implementing clinical data standards to connect said platform with other technologies used in clinical trials. Prior to focusing on technology, Mr. Wijnker studied Bio-Pharmaceutical Sciences at Leiden University (Leiden, The Netherlands).

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Jessica Friedeman - Chief Business Officer

Jessica Friedeman was appointed Chief Business Officer of the Company in April 2026. Ms. Friedeman previously served as Chief Marketing Officer of the Company from 2023 to 2026. Ms. Friedeman has served as a leader in roles of increasing responsibility and impact through several acquisitions, including most recently as Vice President, Product Marketing of Evariant from 2018 to 2020, when it was acquired by Healthgrades, Chief Marketing Officer of Healthgrades from 2020 to 2021, when it was divested to Red Ventures, and Chief Marketing Officer of Mercury Healthcare from 2021 to 2022, when it was acquired by WebMD. She brings nearly 20 years’ experience engaging and retaining patients, with a proven track record of increasing efficiency and revenue by executing go-to-market product strategy for forward-thinking, high growth companies. She offers specialized knowledge in customer relationship management, SaaS technology, and the application of actionable insights through data science. Ms. Friedeman graduated with a BA in Neuroscience and minor in Economics from Middlebury College.

Nicholas Alvarez - Chief Acquisition Officer

Nicholas Alvarez was appointed as Chief Acquisition Officer of the Company in 2020. Mr. Alvarez is an accomplished executive in the digital marketing space. He is responsible for overseeing the Company’s customer acquisition efforts, including media buying and advertising strategy across all brands, excluding PDFSimpli. Prior to his work for the Company, he worked at agencies Cheviot Capital and Internet Brands, managing over $100 million in paid media budgets. From 2015 to 2016, he was a digital marketing specialist for Internet Brands and worked on sites such as Lawyers.com and Carsdirect.com, among others. From 2016 to 2018, he worked as a Head Media Buyer at Cheviot Capital, and from 2018 to 2020, he served as Head of Customer Acquisition of the Company. He has an undergraduate degree from Loyola Marymount University.

Chris Pisano - Chief Marketing Officer

Chris Pisano was appointed Chief Marketing Officer of the Company in April 2026. From June 2025 to April 2026, Mr. Pisano served as the Company’s Senior Director of CRM and Customer Monetization, focusing on leveraging data-driven insights to enhance customer relationship management and support strategic business goals. Since 2002, Mr. Pisano has also been the owner of XDevGroup LLC, a digital marketing strategy company. Mr. Pisano has more than 25 years of experience building enterprise technology across industries including financial services, accounting, marketing, e-commerce, SaaS, and cloud infrastructure, with a focus on developing scalable platforms supported by foundational data models that drive efficiency, performance, and long-term growth across financials, accounting, and marketing operations. Mr. Pisano graduated with a BS in Computer Science from the University of Illinois Chicago and a BA in Computer Science from the University of Illinois Urbana-Champaign.

Maria Stan - Chief Accounting Officer and Controller

Maria Stan was appointed Chief Accounting Officer and Controller of the Company in 2024 and prior to that, she served as Controller since 2021 and Principal Accounting Officer of the Company since 2022. Ms. Stan combines more than 20 years of experience in accounting and finance, operational advisory, and international relations. Ms. Stan was a Director in the accounting and advisory practice of Eventus Advisory Group, a Boutique CFO solutions firm focused on structuring financial and accounting processes, from 2017 to 2021. She also held a position as Vice President and Controller for Kaplan North America, a subsidiary of Graham Holdings Company, a NYSE-listed company, with operations in the US, Latin America, Europe, and Asia, from 2009 to 2017. Ms. Stan’s career started in public accounting at Ernst & Young where she ascended to Manager in 2003 and then Senior Manager at KPMG in the audit and advisory practice from 2004 to 2009. Ms. Stan speaks three languages: English, Spanish, and Portuguese. She is a Certified Public Accountant. She earned her bachelor’s in accounting from the City University of New York at Brooklyn College.

Eric Yecies - Chief Legal Officer, General Counsel, and Corporate Secretary

Eric Yecies was appointed Chief Legal Officer and General Counsel of the Company in September 2023, and prior to that, he served as General Counsel and Chief Compliance Officer of the Company since 2020. Mr. Yecies has also served as Corporate Secretary to the Company since 2021. Mr. Yecies has over 21 years of legal, regulatory, compliance, business, strategy, and leadership experience, including as an executive officer and practicing law in the intellectual property, healthcare, and life sciences industries at three top global law firms. Professional recognitions include AV Rated by Martindale-Hubbell and repeatedly named a New York “Rising Star” and “Super Lawyer.” From 2013 to 2020, Mr. Yecies was a Senior Counsel and then Partner in the Intellectual Property Group of Holland & Knight. From 2008 to 2013, he was a Senior Associate in the Patent Litigation Group of Goodwin Procter LLP. From 2004 to 2008, he was an Associate in the Fish and Neave Intellectual Property Group of Ropes & Gray LLP. Mr. Yecies has an undergraduate degree and master’s degree in biology (molecular concentrations, cum laude with Distinction; University Scholar) from the University of Pennsylvania and a Juris Doctor from New York University School of Law (Moot Court Board; Norman Ostrow Memorial Scholarship recipient).

Shane Biffar - Chief Compliance Officer and Deputy General Counsel

Shane Biffar was appointed Chief Compliance Officer and Deputy General Counsel in 2023. Mr. Biffar is an experienced in-house attorney and compliance professional with over 17 years of legal and regulatory compliance experience, having joined LifeMD in 2023 as Deputy General Counsel after spending five years as the General Counsel of Heuro Health, a B2B telehealth company. An experienced telehealth attorney, Shane handles a broad array of legal and compliance matters facing growing digital health companies, including marketing and advertising compliance, corporate practice of medicine issues, collaborative practice relationships, telehealth care modality requirements, privacy issues, controlled substance licensure, and fraud and abuse compliance. Mr. Biffar also has extensive experience navigating day-to-day legal issues faced by growing technology companies, including negotiation of complex commercial agreements, dispute resolution, and overall risk management. Shane began his career as a litigator and spent 10 years in private practice in the litigation departments of various New York law firms, including Greenberg Traurig LLP, Day Pitney LLP, and Blank Rome LLP. Shane completed the Honors Program at the University of Maryland, College Park, graduating with a B.A. in Psychology. He received his law degree from Brooklyn Law School.

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EXECUTIVE COMPENSATION

The following tables and accompanying narrative present compensation for our CEO and each of the other two most highly compensated executive officers active at the end of 2025 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Justin Schreiber	2025	500,000	265,000	-	-	12,075	777,075
Chairman and Chief Executive Officer(5)	2024	311,250	102,000	260,000	378,000	12,209	1,063,459

Shayna Webb Dray	2025	366,667	25,000	1,530,550	-	12,075	1,934,292
Chief Operating Officer(6)

Stefan Galluppi	2025	407,500	25,000	724,500	-	12,075	1,169,075
Chief Innovation Officer(7)

(1)	Amounts include the discretionary component of the bonus earned by our Named Executive Officers under the 2025 Corporate Bonus Program, which is described below. In the case of Mr. Schreiber, the 2025 amount also includes a $240,000 transaction bonus paid as a result of the closing of the sale of the Company’s majority-owned subsidiary, WorkSimpli, on November 4, 2025.

(2)

Amounts reflect the aggregate grant date fair value of RSUs, computed in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the employee upon the vesting, settlement or exercise of the stock option and/or stock award. The assumptions that we used to calculate these amounts are discussed in Note 2 to our audited consolidated financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on March 10, 2026.

The value of Ms. Webb Dray’s and Mr. Galluppi’s performance-based restricted stock units (“RSUs”) in the “Stock Awards” column, $670,250 and $434,700, respectively, assumes target or maximum performance over the performance period and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures.

(3)	No amounts were earned by our Named Executive Officers based upon the achievement of goals under the 2025 Corporate Bonus Program, which is described below.

(4)	Amounts include Company contributions to each Named Executive Officer’s 401(k) accounts.

(5)	Effective December 24, 2024, Mr. Schreiber entered into a Second Amendment to the Schreiber Employment Agreement, pursuant to which he received an annual base salary of $500,000 effective January 1, 2025.

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(6)

Ms. Webb Dray was not a Named Executive Officer during 2024. In connection with Ms. Webb Dray’s appointment as Chief Operating Officer of the Company, the Company and Ms. Webb Dray entered into a Third Amendment, dated July 27, 2025, to the Confidential Offer Letter between the Company and Ms. Webb Dray, dated April 14, 2021, as amended on November 8, 2023 and May 7, 2024, pursuant to which Ms. Webb Dray receives a base salary of $400,000. On July 27, 2025, the Company and Ms. Webb Dray also entered into a Restricted Stock Unit Award Agreement, pursuant to which she received 100,000 RSUs, of which (i) 10,000 RSUs vested on January 1, 2026, (ii) 20,000 RSUs will vest on January 1, 2027, (iii) 20,000 RSUs will vest on January 1, 2028, and (iv) 50,000 RSUs will vest based on the Company achieving certain annualized EBITDA targets, on or before December 31, 2027.

On April 1, 2025, Ms. Webb Dray entered into an RSU Award Agreement, pursuant to which she received 85,000 RSUs, of which (i) 20,000 RSUs vested on January 1, 2026, (ii) 40,000 RSUs will vest on January 1, 2027, and (iii) 25,000 RSUs vested in March 2026 based on Ms. Webb Dray’s personal performance during the year ended December 31, 2025.

(7)

Mr. Galluppi was not a Named Executive Officer during 2024. Pursuant to the Galluppi Employment Agreement (as defined below), Mr. Galluppi received an annual base salary of $400,000, which was increased to $410,000 on April 1, 2025 and is eligible to receive a performance bonus with a target amount of $100,000.

On March 6, 2025, Mr. Galluppi entered into an RSU Award Agreement, pursuant to which he received 150,000 RSUs, of which (i) 60,000 RSUs vested on January 1, 2026, (ii) 60,000 RSUs vested based on the Company achieving certain revenue and annualized EBITDA targets, on or before December 31, 2025, and (iii) 30,000 RSUs will vest based on the Company achieving certain revenue and annualized EBITDA targets on or before December 31, 2027.

2025 Corporate Bonus Program

We have an annual corporate bonus program incorporating financial performance metrics that are closely aligned with how we assess the Company’s performance. The program is based on pre-established goals for Total Telehealth Net Revenue (35%) and Telehealth Adjusted EBITDA (65%), which our Compensation Committee believed would incentivize our Named Executive Officers to focus on growth as well as cost management and operational leverage, which is consistent with our long-term strategic priorities and reinforces the importance of these key metrics as a priority throughout the organization. We believe these goals are critical to our business strategy and the creation of stockholder value.

If we achieve the target levels of performance for all measures, the payout percentage will be 100% of target bonus. We must achieve the minimum threshold performance for at least one measure in order for the payout percentage to exceed zero. If we exceed target levels, the payout percentage may reach 200% of target bonus. For certain Vice Presidents, and Senior Vice Presidents and above, the Chief Executive Officer and the Board may approve additional discretionary bonuses so that the payout percentage exceeds 200% of target bonus. The actual achievement percentage is determined by linear extrapolation on each established weighted goal. The following table shows the threshold, target and maximum goals for each performance measure, and our financial results with respect to each performance measure:

Performance Measure	Weight	Threshold (0%-75% payout)	Target (100% payout)	Maximum (125%-200% payout + Discretion)	2025 Actual Performance	Payout as % of Target Bonus (pre-Discretion)
Telehealth Net Revenue(1)	35%	25% reduction to payout for every $2 million below target range	$205-$218 million	25% increase to payout for every $2 million above target range; capped at 200% payout	$194.1 million	0%
Telehealth Adjusted EBITDA(2)	65%	25% reduction to payout for every $2 million below target range	$20-$25 million	25% increase to payout for every $1 million above target range; capped at 200% payout	$15.3 million	0%
Total	100%					0%

(1)	We define “Telehealth Net Revenue” for a particular period as gross Telehealth revenue less customer discounts, returns and rebates on gross Telehealth revenue.

(2)	We define “Telehealth Adjusted EBITDA” for a particular period as net income (loss) attributable to LifeMD, Inc. common stockholders before interest, depreciation, amortization, accretion, loss on debt extinguishment, taxes, preferred stock dividends, net income from discontinued operations, net (loss) income attributable to noncontrolling interest of discontinued operations, financing transaction expense, extraordinary litigation costs, insurance acceptance and Sarbanes-Oxley readiness expenses, acquisition costs, severance expenses and stock-based compensation expense. Telehealth Adjusted EBITDA is a non-GAAP measure. We have provided a reconciliation of Net Income (Loss) attributable to LifeMD, Inc. common stockholders ($11.2 million in 2025) to Telehealth Adjusted EBITDA in Appendix A. We exclude these expenses from Telehealth Adjusted EBITDA because we believe they are not indicative of past or future underlying performance of the business.

17

Based on our actual performance and recommendation of our Compensation Committee, our Board approved the following 2025 payouts for the Named Executive Officers:

				2025 Payout Based on Actual Performance
Named Executive Officer	Threshold Bonus ($)	Target Bonus ($)	Maximum Bonus (pre- Discretion) ($)	Payout as % of Target Bonus (%)	Payout Amount ($)
Justin Schreiber	-	375,000	750,000	-	-
Shayna Webb Dray	-	180,000	360,000	-	-
Stefan Galluppi	-	100,000	200,000	-	-

Mr. Schreiber, Ms. Webb Dray and Mr. Galluppi each received a discretionary bonus of $25,000 based on the Board’s evaluation of their individual contributions during 2025.

Named Executive Officer Employment Agreements

Schreiber Employment Agreement

On April 1, 2022, Justin Schreiber entered into an Employment Agreement (the “Schreiber Employment Agreement”) with the Company. The Schreiber Employment Agreement is for an indefinite term and may be terminated with or without cause. Pursuant to the Schreiber Employment Agreement, Mr. Schreiber received an annual base salary of $300,000, which was increased to $315,000 effective April 1, 2024, and is eligible to earn a performance bonus in such amount, if any, as determined in the sole discretion of the Board, with a target amount of 75% of the base salary.

Under the Schreiber Employment Agreement, Mr. Schreiber is entitled to severance pay equal to his monthly base salary for six months from the date of termination of employment upon termination of his employment without cause.

On November 13, 2023, Mr. Schreiber and the Company entered into the First Amendment to the Schreiber Employment Agreement (the “Schreiber First Amendment”). Mr. Schreiber received the following awards pursuant to the Schreiber First Amendment: (i) 50,000 RSUs of Common Stock, vesting on January 1, 2024; and (ii) a conditional grant of 50,000 shares of Common Stock, to be granted no later than November 13, 2024, subject to the availability of shares under The LifeMD, Inc. Third Amended and Restated 2020 Equity and Incentive Plan (the “Third Amended and Restated 2020 Plan”) and subject to Mr. Schreiber having not been previously been terminated by the Company. Effective August 20, 2024, Mr. Schreiber received 50,000 RSUs of Common Stock, vesting immediately. Any change in control of the Company will be contingent upon the concurrent award of the grant, described in (ii) above, as part of the closing. The awards granted pursuant to the Schreiber First Amendment may be forfeited for certain misconduct, in the sole discretion of the Board of Directors.

On December 24, 2024, Mr. Schreiber entered into the Second Amendment to the Schreiber Employment Agreement, pursuant to which Mr. Schreiber receives an annual base salary of $500,000, effective January 1, 2025.

18

Webb Dray Employment Agreement

In connection with Ms. Webb Dray’s appointment as Chief Operating Officer of the Company, the Company and Ms. Webb Dray entered into a Third Amendment, dated July 27, 2025, to the Confidential Offer Letter between the Company and Ms. Webb Dray, dated April 14, 2021, as amended on November 8, 2023 and May 7, 2024 (as amended, the “Webb Dray Employment Agreement”), pursuant to which Ms. Webb Dray receives a base salary of $400,000. On July 27, 2025, the Company and Ms. Webb Dray also entered into a Restricted Stock Unit Award Agreement, pursuant to which she received 100,000 RSUs, of which (i) 10,000 RSUs vested on January 1, 2026, (ii) 20,000 RSUs will vest on January 1, 2027, (iii) 20,000 RSUs will vest on January 1, 2028, (iv) 25,000 RSUs will vest based on the Company achieving certain annualized EBITDA targets, on or before December 31, 2027, and (v) 25,000 RSUs will vest based on the Company achieving certain annualized EBITDA targets, on or before December 31, 2027.

On April 1, 2025, Ms. Webb Dray entered into an RSU Award Agreement, pursuant to which she received 85,000 RSUs, of which (i) 20,000 RSUs vested on January 1, 2026, (ii) 40,000 RSUs will vest on January 1, 2027, and (iii) 25,000 RSUs vested in March 2026 based on Ms. Webb Dray’s personal performance during the year ended December 31, 2025.

Galluppi Employment Agreement

On March 18, 2019, Mr. Galluppi, the Chief Innovation Officer, entered into an Employment Agreement (the “Galluppi Employment Agreement”) with the Company. The Galluppi Employment Agreement is for an indefinite term and may be terminated with or without cause. On November 15, 2021, Mr. Galluppi entered into the second amendment to the Galluppi Employment Agreement (the “Galluppi Second Amendment”) and on December 28, 2021, Mr. Galluppi entered into the third amendment to the Galluppi Employment Agreement (the “Galluppi Third Amendment”). Mr. Galluppi received an annual base salary of $400,000, which was increased to $410,000 on April 1, 2025 and is eligible to receive a performance bonus with a target amount of $100,000.

On March 6, 2025, Mr. Galluppi entered into an RSU Award Agreement, pursuant to which he received 150,000 RSUs, of which (i) 60,000 RSUs vested on January 1, 2026, (ii) 60,000 RSUs vested based on the Company achieving certain revenue and annualized EBITDA targets, on or before December 31, 2025, and (iii) 30,000 RSUs will vest based on the Company achieving certain revenue and annualized EBITDA targets on or before December 31, 2027.

Treatment of Stock and Option Awards Upon Termination

Under the foregoing employment agreements, in the event of a termination of employment, vesting of the stock and option awards will cease, except that in the event of a Change of Control, 100% of awards granted will vest immediately. “Change of Control” means (i) a bona fide transfer or series of related transfers of shares to any person or group in which, or as a result of which, such person or group obtains the direct or indirect right to elect a majority of the board of directors of the Company; or (ii) a sale of all or substantially all of the assets of the Company.

19

Retirement Plan

We currently maintain a 401(k) retirement savings plan for our employees, including our Named Executive Officers, who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the second anniversary of the employee’s hire date. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our Named Executive Officers, in accordance with our compensation philosophy. Each Named Executive Officer participating in the 401(k) plan received Company-paid matching contributions in 2025.

Health and Welfare Benefits

All of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare plans, including:

●	medical, dental and vision benefits;
●	medical, dental, vision and dependent care flexible spending accounts;
●	short-term disability insurance; and
●	life insurance.

Outstanding Equity Awards at Fiscal Year End

Listed below is information with respect to equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2025:

	Stock Awards
	Number of shares of Common Stock or Units of Stock That Have Not Vested	Market Value of shares of Common Stock or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned shares of Common Stock, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned shares of Common Stock, Units or Other Rights That Have Not Vested
Name	(#)	($) (3)	(#)	($) (4)
Justin Schreiber	-	-	-	-
Shayna Webb Dray (1)	133,000	453,530	105,000	358,050
Stefan Galluppi (2)	60,000	204,600	30,000	102,300

(1)

Ms. Webb Dray’s 10,000 restricted shares granted on November 8, 2023 vest on January 1, 2026. Ms. Webb Dray’s restricted shares granted on May 7, 2024, vest as follows: (i) 13,000 restricted shares vest on January 1, 2026 and (ii) 30,000 restricted shares vest upon achievement of net revenue and Telehealth adjusted EBITDA margin milestones for the Company on or before December 31, 2027. Ms. Webb Dray’s restricted shares granted on April 1, 2025, vest as follows: (i) 20,000 restricted shares vest on January 1, 2026, (ii) 40,000 restricted shares vest on January 1, 2027 and (iii) 25,000 restricted shares vested in March 2026 based on Ms. Webb Dray’s personal performance during the year ended December 31, 2025.

Ms. Webb Dray’s restricted shares granted on July 27, 2025, vest as follows: (i) 10,000 restricted shares vest on January 1, 2026; (ii) 20,000 restricted shares vest on January 1, 2027; (iii) 20,000 restricted shares vest on January 1, 2028; and (iv) 50,000 restricted shares vest upon achievement of Telehealth adjusted EBITDA milestones for the Company on or before December 31, 2027.

(2)	Mr. Galluppi’s restricted shares granted on March 6, 2025 vest as follows: (i) 60,000 restricted shares vest on January 1, 2026 and (ii) 30,000 restricted shares vest upon achievement of net revenue and Telehealth adjusted EBITDA margin milestones for the Company on or before December 31, 2027.

(3)	Market value is calculated by multiplying the closing market price of a share of the Company’s Common Stock at December 31, 2025 ($3.41) by the number of units.

(4)	Performance-based restricted stock units are valued at the target award level. Market value is calculated by multiplying the closing market price of a share of the Company’s Common Stock at December 31, 2025 ($3.41) by the number of units.

20

Pay Versus Performance Table

The table below shows the following information for the past three fiscal years: (i) “Total” compensation for our Named Executive Officers (each an “NEO”) for purposes of the “Summary compensation table”; (ii) the “Compensation actually paid” to Named Executive Officers (calculated using rules required by the SEC); (iii) our cumulative total shareholder return (“TSR”), and (iv) our net loss. Compensation actually paid does not represent the value of cash and shares of the Company’s common stock received by Named Executive Officers during the year, but rather is an amount calculated under SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, Compensation actually paid amounts below differ from compensation actually received by the individuals.

					Value Of Initial Fixed $100 Investment Based On:
	Summary Compensation Table Total for CEO(1)(2) ($)	Compensation Actually Paid to CEO(1)(2) ($)	Average Summary Compensation Table Total for Other NEOs(1)(2) ($)	Average Compensation Actually Paid to Other NEOs(1)(2) ($)	Total Shareholder Return(3) ($)	Net Income (Loss) ($ in thousands)
2025	777,075	777,075	1,551,684	1,027,299	52.22	11,248
2024	1,063,459	1,063,459	1,101,671	875,601	63.06	(24,515)
2023	888,803	948,303	2,099,175	2,820,243	105.61	(17,839)

(1)

For 2025, the CEO was Mr. Schreiber, and the other NEOs were Shayna Webb Dray and Stefan Galluppi.

For 2024, the CEO was Mr. Schreiber, and the other NEOs were Dennis Wijnker and Shane Biffar.

For 2023, the CEO was Mr. Schreiber, and the other NEOs were Marc Benathen and Stefan Galluppi.

(2)	A reconciliation of Total compensation from the Summary Compensation Table (“SCT”) to Compensation actually paid to our CEO and the average of our Other NEOs is shown below:

	2025		2024		2023
Adjustments	CEO ($)	Average of Other NEOs ($)	CEO ($)	Average of Other NEOs ($)	CEO ($)	Average of Other NEOs ($)
Total Compensation From SCT	777,075	1,551,684	1,063,459	1,101,671	888,803	2,099,175
Adjustments for defined benefit and actuarial pension plans:	-	-	-	-	-	-
Adjustments for stock awards:
(Subtraction): SCT amounts	-	(1,127,525)	(260,000)	(625,456)	(355,000)	(1,502,169)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	-	468,875	-	541,085	414,500	2,288,006
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year-end	-	(40,810)	-	(133,600)	-	11,906
Addition: Vesting date fair value of awards granted and vesting during such year	-	165,000	260,000	-	-	-
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	-	10,075	-	(8,100)	-	39,169
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	-	-	-	-	-	(115,844)
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	-	-	-	-	-	-
Compensation Actually Paid (as calculated)	777,075	1,027,299	1,063,459	875,601	948,303	2,820,243

(3)

Our cumulative total shareholder return is based on a fixed investment of one hundred dollars in our common stock measured from the market close on December 30, 2022 (the last trading day of 2022) through and including the end of the fiscal year for each year reported in the table, and reinvestment of all dividends during such period.

21

Relationship between Pay and Performance

The two charts shown below present graphical comparisons of Compensation actually paid to our CEO and the average Compensation actually paid (“CAP”) to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: (i) cumulative TSR, and (ii) net income (loss).

Changes in Compensation actually paid to our NEOs from year to year are generally aligned with trends in our cumulative TSR, as well as trends in important financial measures such as net loss.

22

DIRECTOR COMPENSATION

Agreements with Directors

DiTrolio Director Agreement

On December 6, 2024, the Company and Dr. Joseph V. DiTrolio, M.D. entered into a third renewed director agreement, whereby, as compensation for his services as a member of the Board, Dr. DiTrolio receives $140,000 in annual grants of RSUs, to be granted at the 2025-2027 annual meetings, subject to his renomination to the Board. For the 2025 annual meeting, Dr. DiTrolio received $140,000 of RSUs valued based on 30-day volume weighted average price on the grant date (22,365 shares), vesting in full on June 1, 2026. Director fees were increased to $15,312.50 per quarter, effective as of the third quarter of 2024.

Simon Director Agreement

On December 2, 2024, the Company and Mr. Simon entered into a fourth renewed director agreement, whereby, as compensation for his services as a member of the Board, Mr. Simon received the following awards: (i) 6,162 RSUs, vesting immediately upon execution of the director agreement, for his service as Chair of the Audit Committee, and (ii) $140,000 in annual grants of RSUs, to be granted at the 2025-2027 annual meetings, subject to his renomination to the Board. For the 2025 annual meeting, Mr. Simon received $140,000 of RSUs valued based on 30-day volume weighted average price on the grant date (22,365 shares), vesting in full on June 1, 2026. Director fees were increased to $19,602.50 per quarter, effective as of the third quarter of 2024.

Strawn Director Agreement

On December 2, 2024, the Company and Mr. Strawn entered into a fourth renewed director agreement, whereby, as compensation for his services as a member of the Board, Mr. Strawn received (i) 2,641 RSUs, vesting immediately upon execution of the agreement, for his service as Chair of the Nominating and Governance Committee, and (ii) $140,000 in annual grants of RSUs, to be granted at the 2025-2027 annual meetings, subject to his renomination to the Board. For the 2025 annual meeting, Mr. Strawn received $140,000 of RSUs valued based on 30-day volume weighted average price on the grant date (22,365 shares), vesting in full on June 1, 2026. Director fees were increased to $20,625 per quarter, effective as of the third quarter of 2024.

LaRovere Director Agreement

On December 20, 2024, the Company and Dr. LaRovere entered into a second amendment to her director agreement, wherein the director fees were increased to $15,000 per quarter, effective as of the third quarter of 2024, and in further consideration of Dr. LaRovere’s long-time active participation in the Board’s medical advisory and product advisory committees, Dr. LaRovere received a one-time award of 9,685 RSUs, vesting immediately upon execution of the agreement.

On October 6, 2025, the Company and Dr. LaRovere entered into a third amendment to her director agreement, wherein the director fees were increased to $16,250 per quarter, effective as of the third quarter of 2025. For the 2025 annual meeting, Dr. LaRovere received $140,000 of RSUs valued based on 30-day volume weighted average price on the grant date (22,365 shares), vesting in full on June 1, 2026.

Febbo Director Agreement and Consulting Agreement

On June 20, 2023, the Company and Mr. William Febbo entered into a director agreement, whereby, as compensation for his services as a member of the Board, Mr. Febbo received: (i) a grant of 75,000 RSUs of common stock, with 37,500 RSUs vesting immediately and 37,500 RSUs vesting on June 20, 2025, and (ii) a stock option to purchase 37,500 shares of common stock, vesting on June 20, 2025.

On May 30, 2023, Mr. Febbo entered into a consulting services agreement with the Company, pursuant to which he provides certain investor relations and strategic business development services, in consideration for 375,000 restricted stock units, which vested in quarterly installments from August 30, 2023 through November 30, 2024. The Company issued 250,000 shares of common stock, with a fair value of $525,000, related to the agreement during the year ended December 31, 2024. The Company issued 62,500 shares of common stock, with a fair value of $131,000, related to this agreement during the year ended December 31, 2025.

23

MacRae Director Agreement

On April 26, 2024, the Company and Dr. Calum MacRae, M.D., Ph.D., entered into a director agreement, whereby, as compensation for his services as a member of the Board, Dr. MacRae received a grant of 16,500 RSUs on April 26, 2024 vesting on April 26, 2025.

On October 2, 2025, the Company and Dr. MacRae entered into the first renewed director agreement, wherein Dr. MacRae shall be paid $12,500 per quarter, effective as of the third quarter of 2025. Dr. MacRae also received $140,000 in annual grants of RSUs, to be granted at the 2025-2026 annual meetings, subject to his renomination to the Board. For the 2025 annual meeting, Dr. MacRae received $140,000 of RSUs valued based on 30-day volume weighted average price on the grant date (22,365 shares), vesting in full on June 1, 2026.

Director Compensation Table

The following Director Compensation Table sets forth information concerning compensation for services rendered by our non-employee directors for the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Dr. Joseph V. DiTrolio, M.D.	61,250	154,766	-	216,016
Roberto Simon	78,410	280,566	-	358,976
John R. Strawn, Jr.	82,500	154,766	-	237,266
Dr. Joan LaRovere, M.D.	61,250	155,213	-	216,463
William Febbo	-	-	-	-
Dr. Calum MacRae, M.D., Ph.D.	12,500	154,766	-	167,266

(1)	Amounts reflect the aggregate grant date fair value of RSUs, computed in accordance with the provisions of ASC Topic 718, Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting, settlement or exercise of the stock award. The assumptions that we used to calculate these amounts are discussed in Note 2 to our audited consolidated financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on March 10, 2026.

The table below sets forth the stock options and RSUs outstanding for each of our non-employee directors as of December 31, 2025:

Name	Aggregate Number of Option Awards Outstanding at December 31, 2025	Aggregate Number of Stock Awards Outstanding at December 31, 2025
Dr. Joseph V. DiTrolio, M.D.	20,000	22,365
Roberto Simon	-	22,365
John R. Strawn, Jr.	120,000	22,365
Dr. Joan LaRovere, M.D.	37,500	22,365
William Febbo	37,500	-
Dr. Calum MacRae, M.D., Ph.D.	-	22,365

24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of April 22, 2026, regarding the number of shares of our Common Stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our Common Stock, (ii) each of our directors, nominees and named executive officers and (iii) all of our directors, nominees and named executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of April 22, 2026, through the exercise of any option, warrant or similar right (such instruments being deemed to be “presently exercisable”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of presently exercisable options and warrants are considered to be outstanding. These shares, however, are not considered outstanding as of April 22, 2026 when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table, and subject to state community property laws where applicable, all beneficial owners named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 47,599,667 shares of Common Stock outstanding as of April 22, 2026. Unless otherwise indicated, the address of each of the stockholders listed below is: c/o LifeMD, Inc., 236 Fifth Avenue, Suite 400, New York, NY 10001.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent (1)
Justin Schreiber (2)	2,703,715	5.68%
Shayna Webb Dray (3)	240,000	*
Stefan Galluppi (4)	1,810,249	3.80%
Dr. Joseph V. DiTrolio, M.D. (5)	273,413	*
Roberto Simon (6)	203,175	*
John R. Strawn, Jr. (7)	593,001	1.24%
Dr. Joan LaRovere, M.D.(8)	144,550	*
William Febbo(9)	450,000	*
Dr. Calum MacRae, M.D., Ph.D. (10)	38,865	*
Directors, Nominees & Executive Officers as a Group (17 persons)	8,258,368	17.22%
BlackRock, Inc.(11) 50 Hudson Yards New York, NY 10001	2,481,761	5.21%

(1)	Percentage of ownership is based on 47,599,667 shares of Common Stock outstanding as of April 22, 2026.

(2)	Consists of (i) 2,475,721 shares of Common Stock held by Schreiber Holdings, LLC, (ii) 200,000 shares of Common Stock held by Mr. Schreiber and (iii) 27,994 shares of Common Stock held by Mr. Schreiber’s children. Mr. Schreiber has sole voting and dispositive power over all shares held of record by Schreiber Holdings, LLC and by his children.

(3)	Consists of 240,000 shares of Common Stock held by Ms. Webb Dray.

(4)	Consists of (i) 1,644,800 common shares held by American Nutra Tech, LLC and (ii) 165,449 common shares held by Stefan Galluppi. Mr. Galluppi has sole voting and dispositive power over all shares held of record by American Nutra Tech, LLC.

(5)	Consists of (i) 231,048 shares of Common Stock held by Dr. DiTrolio, (ii) 20,000 shares of Common Stock issuable upon exercise of outstanding options at a price of $1.75 per share and (iii) 22,365 RSUs which will vest within 60 days of April 22, 2026.

(6)	Consists of (i) 180,810 shares of Common Stock held by Mr. Simon and (ii) 22,365 RSUs which will vest within 60 days of April 22, 2026.

(7)	Consists of (i) 390,636 shares of Common Stock held by Mr. Strawn, (ii) 60,000 shares of Common Stock held by Strawn Pickens LLP over which Mr. Strawn has shared voting and dispositive power, (iii) 100,000 shares of Common Stock issuable upon exercise of outstanding options at a price of $2.00 per share, (iv) 20,000 shares of Common Stock issuable upon exercise of outstanding options at a price of $1.75 per share and (v) 22,365 RSUs which will vest within 60 days of April 22, 2026.

(8)	Consists of (i) 84,685 shares of Common Stock held by Dr. LaRovere, (ii) 37,500 shares of Common Stock issuable upon exercise of a stock option at a price of $1.89 per share and (iii) 22,365 RSUs which will vest within 60 days of April 22, 2026.

(9)	Consists of (i) 412,500 shares of Common Stock held by Mr. Febbo and (ii) 37,500 shares of Common Stock issuable upon exercise of a stock option at a price of $3.56.

(10)	Consists of (i) 16,500 shares of Common Stock held by Dr. MacRae and (ii) 22,365 RSUs which will vest within 60 days of April 22, 2026.

(11)	Based on information in the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on November 8, 2024 for its holdings as of September 30, 2024, BlackRock reported that it has sole voting power as to 2,454,023 shares of Common Stock and sole investment power as to 2,481,761 shares of Common Stock. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

*	Less than 1%

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set out below, since January 1, 2024, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years (each, a “Related Party Transaction”), and in which any of the following persons (each, a “Related Party”) had or will have a direct or indirect material interest:

●	any executive officer, director, or nominee for election as director of the Company;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
●	any promoters and control persons; and
●	any member of the immediate family (including any child, parent, sibling, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and stepchildren and stepparents, and any person sharing the household of such person (other than a tenant or an employee)) of any of the foregoing persons.

Legal Services

During the year ended December 31, 2024, the Company utilized King & Spalding LLP (“King & Spalding”), a large international law firm, for which an immediate family member of Robert Jindal, one of the Company’s former directors, is the Company’s relationship partner, to provide legal services. The Company paid King & Spalding a total of $0 and approximately $830 thousand during the years ended December 31, 2025 and December 31, 2024, respectively, for these services. The Company had no outstanding payables to King & Spalding as of December 31, 2025.

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Consulting Agreements

On May 30, 2023, Will Febbo, a member of the Board, entered into a consulting services agreement with the Company, pursuant to which he provides certain investor relations and strategic business development services, in consideration for 375,000 RSUs of the Company’s common stock, which vested in quarterly installments from August 30, 2023 through November 30, 2024. The Company issued 62,500 RSUs of common stock, with a fair value of $131 thousand, related to this agreement during the year ended December 31, 2025.

On June 14, 2023, Naveen Bhatia, a former member of the Board, entered into a consulting services agreement with the Company, pursuant to which Mr. Bhatia provided certain investor relations and strategic business development services, in consideration for 225,000 RSUs of the Company’s common stock, which vested in six-month installments from June 14, 2023 through December 31, 2024. The Company issued 56,250 RSUs of common stock, with a fair value of $168 thousand, related to this agreement during the year ended December 31, 2025. On January 24, 2025, Mr. Bhatia entered into another consulting services agreement with the Company, pursuant to which Mr. Bhatia provides certain strategic business development services, in consideration for 100,000 RSUs of the Company’s common stock, of which 50,000 RSUs vested on the execution of the agreement and 50,000 RSUs vested on the one-year anniversary of the agreement. The Company issued 50,000 RSUs of common stock, with a fair value of $257 thousand, related to this agreement during the year ended December 31, 2025.

Employment Agreement

Effective May 1, 2024, Brian Schreiber, Logistics & Fulfillment Advisor, and a relative of the Company’s Chief Executive Officer, entered into an amended employment agreement. Mr. Schreiber’s compensation package was adjusted to reflect the increased scope of his responsibilities. The compensation adjustment, approved by the Compensation Committee of the Board, includes an annual base salary increase to $240 thousand. During the years ended December 31, 2025 and 2024, the Company paid Mr. Schreiber approximately $240 thousand and $228 thousand, respectively, in connection with his employment.

On July 15, 2025, the Company entered into an amendment to the bonus agreement with Mr. Schreiber dated August 16, 2017. The amendment modifies the performance-based vesting conditions of a previously granted stock option award for 50,000 common shares, by replacing pre-tax earnings targets with Adjusted EBITDA target, which is a performance measure used in other employee bonus agreements. All other material terms of the original agreement remain unchanged. The Company recorded stock-based compensation expense related to this amendment of $535 thousand during the year ended December 31, 2025.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee Charter is reviewed and updated as needed per applicable rules of the SEC and The Nasdaq Stock Market.

The Audit Committee serves in an oversight capacity. Management is responsible for the Company’s internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements per the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to select and retain the Company’s independent auditors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the Company’s audited financial statements and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies, and the clarity of disclosures in the audited financial statements prior to issuance.

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The Audit Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2025, with the Company’s independent auditors, PricewaterhouseCoopers LLP (“PwC”), and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance. The Audit Committee discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding independent auditor communications with the Audit Committee concerning independence and has discussed with PwC its independence.

Based on these reviews and discussions with our independent registered public accounting firm, PwC, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:

Roberto Simon - Chairman of the Committee
John R. Strawn, Jr.
Dr. Joan LaRovere, M.D

Audit Fees and Services

Changes in Independent Auditors

On April 24, 2025 Marcum LLP (“Marcum”), which served as the Company’s independent registered public accounting firm of since 2022, informed us that they resigned as the Company’s independent registered public accounting firm. On November 1, 2024, CBIZ CPAs P.C. acquired the attest business of Marcum. On April 24, 2025, the Company and with the approval of the Audit Committee of the Company’s Board of Directors, engaged CBIZ CPAs P.C. (“CBIZ CPAs”) as the Company’s independent registered public accounting firm.

Marcum’s reports regarding the Company’s financial statements for the years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2024 and 2023, and the interim period from December 31, 2024 to April 24, 2025, the date of Marcum’s resignation, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports.

During the years ended December 31, 2024 and 2023, and the interim period from December 31, 2024 to April 24, 2025, the date of Marcum’s resignation, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the following material weaknesses in our internal control over financial reporting related to: (i) our information technology general controls (“ITGCs”), particularly in the areas of user access and change management within our information systems and review of key third-party service provider Systems and Organizational Controls (“SOC”) reports and (ii) business process controls related to Information Produced by the Entity (“IPE”) and system generated IPE and insufficient evidence of formal review and approval procedures of key information utilized in the performance of the control.

On August 15, 2025, the Company with the approval of the Audit Committee of the Company’s Board of Directors dismissed CBIZ CPAs as the Company’s independent registered public accounting firm. CBIZ CPAs did not issue an audit report on the Company’s financial statements.

From the period April 24, 2025 through the date of CBIZ CPAs’ dismissal, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused CBIZ CPAs to make reference to the subject matter of the disagreements in connection with a report, if CBIZ CPAs had issued such a report.

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From the period April 24, 2025 through the date of CBIZ CPAs’ dismissal, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the following material weaknesses in our internal control over financial reporting related to: (i) our information technology general controls (“ITGCs”), particularly in the areas of user access and change management within our information systems and review of key third-party service provider Systems and Organizational Controls (“SOC”) reports and (ii) business process controls related to Information Produced by the Entity (“IPE”) and system generated IPE and insufficient evidence of formal review and approval procedures of key information utilized in the performance of the control.

On August 18, 2025, the Company, with the approval of the Audit Committee of the Company’s Board of Directors appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Audit Fees

The following table sets forth the fees billed to the Company for professional services rendered by PwC and Marcum, respectively, for each of the years ended December 31, 2025 and 2024:

	PwC	Marcum
Services	2025	2024
Audit Fees (1)	$1,109,800	$680,075
Audit-related Fees	-	-
Tax Fees	-	-
All Other Fees(2)	2,178	-
Total Fees	$1,111,978	$680,075

(1)	“Audit fees” are fees billed for services provided related to the audit of our annual financial statements, quarterly reviews of our interim financial statements, reports on our internal controls, and services normally provided by the independent accountant in connection with statutory and regulatory filings, comfort letters, review of registration statements or engagements for those fiscal periods.

(2)	“All Other Fees” consists of the licensing of accounting research software.

Pre-Approval Policies and Procedures

Our Audit Committee preapproves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the Audit Committee before the respective services were rendered. Our Audit Committee has considered the nature and amount of fees billed by PwC and believes that the provision of services for activities unrelated to the audit is compatible with maintaining their respective independence.

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PROPOSAL 2: RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS LIFEMD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Audit Committee of our Board of Directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since August 18, 2025. Although stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by law or Nasdaq rules, our Audit Committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our Audit Committee may reconsider this selection.

A representative of PricewaterhouseCoopers LLP is expected to attend the 2026 Annual Meeting, have an opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will take the vote into consideration but retains the discretion to appoint PricewaterhouseCoopers LLP or a different independent auditor at any time if it determines that such a change is in the interests of the Company.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this proposal, present in person or by proxy at the meeting, is required for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. Abstentions will have the effect of votes against this proposal. There will be no broker non-votes with respect to this proposal.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS LIFEMD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL 3: TO APPROVE THE FOURTH AMENDED AND RESTATED 2020 PLAN

On April 27, 2026, the Board of Directors approved, subject to stockholder approval, the Fourth Amended and Restated 2020 Plan (i) to increase the maximum number of shares of Common Stock available for issuance under the Plan by 3,000,000 shares; (ii) to remove the Annual Increase, which is an evergreen feature; (iii) to remove liberal share counting provisions; and (iv) to prohibit repricing of Options and Stock Appreciation Rights under the Plan absent stockholder approval.

Proposed Increase in shares of Common Stock Available under the Plan

Currently, the maximum number of shares of Common Stock available for issuance under the Third Amended and Restated 2020 Plan equals 8,400,000 shares, the sum of:

i.	7,500,000 (the “Baseline Amount”); plus

ii.	an annual increase, to be added on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to 150,000 shares (the “Annual Increase”).

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If approved, the maximum number of shares of Common Stock issued or available for issuance under the Fourth Amended and Restated 2020 Plan immediately after the annual meeting will equal 11,400,000 shares of Common Stock, which represents the sum of the Baseline Amount, the six Annual Increases to date, and the additional 3,000,000 shares of Common Stock; however, the Fourth Amended and Restated 2020 Plan will not include the evergreen feature, which permits Annual Increases for future years. The remaining Annual Increases under the Third Amended and Restated 2020 Plan represent a total of 600,000 shares of Common Stock. If it is approved by stockholders, this proposal will result in a net increase of 2,400,000 shares of Common Stock available for issuance over the expected life of the Plan.

If not approved, we do not expect that the Annual Increase in future years would alone be sufficient to allow the Company to meet its needs for stock-based incentives. As of April 22, 2026, 47,599,667 shares of the Company’s common stock are issued and outstanding. As such, the Annual Increase in future years is not expected to exceed 150,000 shares (or approximately 0.3% of the Company’s currently issued and outstanding Common Stock under the current terms of the Third Amended and Restated 2020 Plan). The Company faces intense competition in recruiting high quality personnel, and in retaining our employees. The Board of Directors continues to believe that stock-based incentives are important factors in attracting, retaining and awarding officers, employees, directors and consultants and closely aligning their interests with those of our stockholders.

Reasons to Vote for the Proposal

Proposed Amendments Improve Plan Governance

In addition to removal of the evergreen feature described above, if the Fourth Amended and Restated 2020 Plan is approved, any shares reacquired by the Company in satisfaction of tax withholding obligations on an Award or as consideration for the exercise or purchase price of an Award will not again become available for issuance under the Plan. Additionally, neither the Board nor the Committee will be permitted to reprice underwater Options or SARs without stockholder approval.

If the Fourth Amended and Restated 2020 Plan is not approved, the Plan’s current evergreen feature and liberal share recycling rules will remain in effect, and the Committee will continue to be permitted to reprice Options and SARs.

Long-Term Incentives Are a Key Component of Our Compensation Program

We compensate our personnel in a manner that attracts and retains the highly talented full or part-time officers and other employees, directors, consultants and key persons of the Company and any subsidiary (“Eligible Persons”) necessary to manage and staff a fast-paced and operationally complex business in an innovative and competitive industry. We strive to provide them with compensation packages that are competitive, that reward individual and Company performance and that help meet our retention needs. Equity awards (“Awards”), whose value depends on our stock performance and which require continued service over time, or the achievement of performance goals, before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also incentivize Eligible Persons to manage our business as owners, aligning their interests with those of our stockholders. We believe we must continue to use equity compensation somewhat broadly to help attract, retain and motivate our employees to continue to grow our business, develop new products, and ultimately increase stockholder value. As of April 22, 2026, approximately 65 of our current and former Eligible Persons held outstanding equity awards.

The Plan Requires Additional shares of Common Stock to Meet Our Forecasted Needs

In today’s exceptionally competitive talent market, we rely heavily on our equity programs to attract and retain the right talent to stay competitive. As market dynamics shift with the rise of AI-focused startups and advanced AI systems, competition for specialized professionals continues to intensify, with the demand for talent far exceeding supply across the healthcare and technology sectors. While we size our equity pool projections based on a variety of factors, it is important to acknowledge the critical role that the Plan plays in competing for talent. Therefore, our current estimates are representative of our near-term equity program needs, taking into account the intense talent competition with this rapidly evolving, AI-multifunctional space.

The Board of Directors believes that the number of shares currently available for issuance under the Third Amended and Restated 2020 Plan is not sufficient in view of our compensation structure and strategy. The Board of Directors adopted this amendment to ensure that, as we grow over the coming year, we can operate effectively in our recruitment efforts, and create incentives for the retention of employees and other service providers, by granting the equity arrangements available under the Fourth Amended and Restated 2020 Plan to employees, directors, and key consultants at levels determined appropriate by the Compensation Committee.

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If the Fourth Amended and Restated 2020 Plan is not approved by stockholders, we will continue to use the Third Amended and Restated 2020 Plan in its current form as the framework for our equity incentive compensation program. However, if the authorized shares are depleted prior to its expiration date, we would not be able to continue to offer a long-term incentive program that employs equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee interests with those of our shareholders through a program that includes stock ownership.

We Manage Our Equity Incentive Program Responsibly

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward, and retain high performing employees.

When assessing the impact of the Plan on our stockholders, we consistently review several key metrics, including our equity “burn rate.” As reflected below, our three-year average burn rate, which we define as the number of shares of Common Stock subject to equity awards granted in a fiscal year, net of forfeitures, divided by the weighted average shares of Common Stock outstanding for that fiscal year, was 3.50% for fiscal years 2023 through 2025, demonstrating a healthy and well managed equity compensation program. We are also mindful of the ratio of our stock-based compensation expense to our revenues over time.

	Fiscal 2023	Fiscal 2024	Fiscal 2025	Average

Options granted	109,500	-	-	36,500
Service-based RSUs granted	2,082,500	1,292,767	976,825	1,450,697
Performance-based RSUs granted (1)	1,543,250	467,000	775,000	928,417
Total granted	3,735,250	1,759,767	1,751,825	2,415,614
Awards forfeited (2)	1,914,698	489,000	635,215	1,012,971
Total granted, net of awards forfeited	1,820,552	1,270,767	1,116,610	1,402,643
Weighted average shares outstanding	33,905,155	41,196,292	45,129,617	40,077,021
Burn rate	5.37%	3.08%	2.47%	3.50%

(1)	The performance-based RSUs noted in the table were granted in the year indicated, but such RSUs vest, if at all, following a specified performance period from the date of grant. The performance-based RSUs presented in the table assume target performance.
(2)	The number of shares underlying awards granted in the fiscal year that were ultimately agreed to be forfeited because of the employee’s departure from the Company, failure to meet performance goals, or for other reasons.

Looking ahead, we will continue to monitor our burn rate and manage our equity usage to reduce stockholder dilution.

As of April 22, 2026, equity awards outstanding under the Third Amended and Restated 2020 Plan were approximately: 226,250 stock options, 1,096,336 service-based RSUs and 648,667 performance-based RSUs (at target).

As of April 22, 2026, we had 47,599,667 shares of Common Stock outstanding. Accordingly, our approximately 1,971,253 outstanding awards plus 978,818 shares of Common Stock available for future grant under the Plan as of April 22, 2026 represented approximately 5.84% of our Common Stock outstanding (commonly referred to as the “overhang”). Adding in this Proposal’s 3,000,000 shares of Common Stock available for future grant, this total would represent approximately 11.11% of our Common Stock outstanding. As of April 22, 2026, the average weighted per share exercise price of all outstanding stock options was $8.02, and the weighted average remaining contractual term was approximately 2.19 years. The closing price of our Common Stock on Nasdaq was $4.62 per share on April 22, 2026.

The Plan Incorporates Responsible Compensation and Governance Practices

●Independent administration. The Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent, non-employee directors.

●Broad-based employee eligibility and participation. As of April 22, 2026, approximately 81% of all outstanding equity awards, on a share basis, were held by employees who are not Named Executive Officers or directors. In fiscal 2025, approximately 72% of all equity awards, on a share basis, were granted to employees who are not Named Executive Officers or directors. In addition to our seven directors (including our Chief Executive Officer), approximately 63 employees and approximately two key consultants are eligible to participate in the Fourth Amended and Restated 2020 Plan.

●No discounted stock options or stock appreciation rights. The Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our Common Stock on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

●Clawback policy for equity awards extends beyond the SEC mandate. The Company has adopted a Policy Relating to Recovery of Erroneously Awarded Compensation, as mandated by the SEC and Nasdaq rules. In addition, the Company may recover incentive compensation in the event of detrimental conduct by executive officers or other key employees.

●No tax gross-ups. The Plan does not provide for any tax gross-ups.

●Limited transferability. In general, no Award (other than fully vested and unrestricted shares of Common Stock issued pursuant to any Award) and no right under any such Award shall be transferable by a participant other than by will or by the laws of descent and distribution. The Committee otherwise shall have the discretion to permit the transfer of Awards, provided that such transfer is in compliance with Form S-8 rules and is not made for consideration.

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New Plan Benefits

Future awards under the Fourth Amended and Restated 2020 Plan will be made at the discretion of the Compensation Committee or its delegates. Therefore, the benefits and amounts that will be received or allocated under the Plan to any particular person or group in the future are not determinable at this time.

The following table sets forth summary information concerning the number of shares of our Common Stock subject to option grants, service-based RSU grants and performance-based RSU grants (at target) made under the Third Amended and Restated 2020 Plan to our Named Executive Officers, non-employee directors, employees and consultants in 2025.

Name	Shares Underlying Options Granted (#)	Shares Underlying Service-Based RSUs Granted (#)	Shares Underlying Performance-Based RSUs Granted (at Target) (#)

Named Executive Officers
Justin Schreiber Chairman and Chief Executive Officer	-	-	-
Shayna Webb Dray Chief Operating Officer	-	110,000	75,000
Stefan Galluppi Chief Innovation Officer	-	60,000	90,000
Director Nominees
Dr. Joseph V. DiTrolio, MD	-	22,365	-
Roberto Simon	-	42,365	-
John R. Strawn, Jr.	-	22,365	-
Dr. Joan LaRovere, MD	-	22,365	-
William Febbo	-	-	-
Dr. Calum MacRae, MD, PhD	-	22,365	-
All current executive officers as a group (11 persons)	-	295,000	320,000
All current non-employee directors as a group (6 persons)	-	131,825	-
All employees, including current officers who are not executive officers, as a group	-	976,825	775,000

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025 with respect to our compensation plans under which equity securities may be issued. It does not include the 3,000,000 shares of Common Stock to be made available for issuance under the Fourth Amended and Restated 2020 Plan, if stockholders approve this Proposal 3.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column)

Equity compensation plans approved by security holders(1)	2,503,837	$6.82	974,234
Equity compensation plans not approved by security holders(2)	50,000	$7.73	N/A
Total	2,553,837	$6.83	974,234

(1)	The Third Amended and Restated 2020 Plan is administered by the Compensation Committee. As of December 31, 2025, total authorization under the Third Amended and Restated 2020 Plan was 8,250,000 shares. Under the Third Amended and Restated 2020 Plan, we may grant stock options, restricted stock, stock appreciation rights, RSUs, performance units, performance shares and other stock-based awards. As of December 31, 2025, 229,250 options and 2,274,587 RSUs were outstanding under the Third Amended and Restated 2020 Plan. As of April 22, 2026, 226,250 options and 1,745,003 RSUs were outstanding under the Third Amended and Restated 2020 Plan.

(2)	Includes stock awards and options issued as inducement awards to newly hired employees, in accordance with the exemption from stockholder approval provided for such grants under Nasdaq Rule 5635(c).

Summary of Fourth Amended and Restated 2020 Plan, as Proposed to be Amended

The following is a summary of the material terms and conditions of the Fourth Amended and Restated 2020 Plan, as proposed to be amended, and is qualified in its entirety by the provisions contained in the Fourth Amended and Restated 2020 Plan, a copy of which is attached to this Proxy Statement as Appendix B:

Common Stock Reserved for Issuance under the Plan

As amended, the maximum number of shares of Common Stock available for issuance under the Fourth Amended and Restated 2020 Plan will equal 11,400,000 shares of Common Stock.

We currently have 8,400,000 shares issued or available under the Third Amended and Restated 2020 Plan. Accordingly, the effect of the proposed amendment and restatement of the Third Amended and Restated 2020 Plan will be to increase the shares issued or available for issuance under the Fourth Amended and Restated 2020 Plan by 3,000,000 shares to an aggregate of 11,400,000 shares. The shares issued or available under the Fourth Amended and Restated 2020 Plan will no longer be subject to the Annual Increase of 150,000 shares in January of each year through 2030. Accordingly, if it is approved by stockholders, this proposal will result in a net increase of 2,400,000 shares of Common Stock available for issuance over the expected life of the Plan.

If an Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Award holder receives cash rather than stock), the shares of Common Stock subject to such Award, to the extent of any such expiration, termination or settlement, will again be available for issuance under the Plan. If any shares of Common Stock issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Award holder, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. For purposes of this limitation, the shares underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the shares available for issuance under the Plan. Notwithstanding anything to the contrary in the Fourth Amended and Restated 2020 Plan, any shares reacquired by the Company in satisfaction of tax withholding obligations on an Award or as consideration for the exercise or purchase price of an Award will not again become available for issuance under the Plan.

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We have made and will make appropriate adjustments to outstanding grants and to the number or kind of shares subject to the Fourth Amended and Restated 2020 Plan in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock.

Purpose

The objective of the Fourth Amended and Restated 2020 Plan is to encourage and enable the officers, employees, directors, consultants and other key persons of the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

Eligibility

Grantees under the Plan are such full or part-time officers and other employees, directors, consultants and key persons of the Company and any subsidiary who are selected from time to time by the Committee in its sole discretion.

Grants

The Fourth Amended and Restated 2020 Plan permits the granting of Incentive Stock Options, Non-qualified Options (Incentive Stock Options and Non-qualified Options are collectively referred to herein as “Options”), Stock Awards (Restricted Stock and Unrestricted Stock), Restricted Stock Units, and Stock Appreciation Rights (“SARs”). Although all of our employees and all of the employees of our subsidiaries are eligible to receive grants under our Fourth Amended and Restated 2020 Plan, the grant to any particular employee is subject to the discretion of the Compensation Committee of the Board, comprised of not less than three directors (such body that administers the Fourth Amended and Restated 2020 Plan, the “Committee”).

Administration

The Plan shall be administered by the Committee, comprised of not less than three directors or the Board of Directors in the absence of a Compensation Committee of the Board of Directors.

The Committee shall have the authority and power:

(i)	to select the individuals to whom Awards may from time to time be granted;

(ii)	to determine the time or times of grant, and the amount, if any, of Incentive Stock Options, Non-qualified Stock Options, SARs, Stock Awards, Restricted Stock Units, or any combination of the foregoing, granted to any one or more grantees;

(iii)	to determine the number and types of shares of Common Stock to be covered by any Award and, subject to the provisions of the Fourth Amended and Restated 2020 Plan, the price, exercise price, conversion ratio or other price relating thereto;

(iv)	to determine the terms and conditions of any Award or award agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, shares or other amounts payable with respect to any Award;

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(v)	to determine and, subject to the Fourth Amended and Restated 2020 Plan, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Fourth Amended and Restated 2020 Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of award agreements;

(vi)	to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)	to impose any limitations on Awards, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(viii)	subject to any restrictions imposed under the Fourth Amended and Restated 2020 Plan or by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to extend at any time the period in which Options may be exercised; and

(ix)	at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Fourth Amended and Restated 2020 Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Fourth Amended and Restated 2020 Plan and any Award (including award agreements); to make all determinations it deems advisable for the administration of the Fourth Amended and Restated 2020 Plan; to decide all disputes arising in connection with the Fourth Amended and Restated 2020 Plan; and to otherwise supervise the administration of the Fourth Amended and Restated 2020 Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and all Award holders.

Grant Instruments

All grants will be subject to the terms and conditions set forth in our Fourth Amended and Restated 2020 Plan and to such other terms and conditions consistent with our Fourth Amended and Restated 2020 Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument. Awards under the Plan will be evidenced by award agreements that set forth the terms, conditions and limitations for each Award.

Terms and Conditions of Grants

The grant instrument will state the number of shares subject to the grant and the other terms and conditions of the grant, consistent with the requirements of our Fourth Amended and Restated 2020 Plan. The exercise price per share subject to an Option or a SAR must equal at least the Fair Market Value (as defined below) of a share of the Common Stock on the grant date. The exercise price per share for the shares of Common Stock covered by an Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the grant date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner (as defined below), the exercise price per share for the shares of Common Stock covered by such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, the Committee may designate a purchase price below Fair Market Value on the grant date if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an affiliate.

Under the Fourth Amended and Restated 2020 Plan, the term “Fair Market Value” of a share of Common Stock on any given date means the fair market value of the Common Stock determined in good faith by the Committee based on the reasonable application of a reasonable valuation method that is consistent with Section 409A of the Code. If the Common Stock is admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price reported on such exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. If the date for which Fair Market Value is determined is the first day when trading prices for the Common Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent).

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“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent of the Company or any subsidiary.

Options

The Committee determines the exercise price of Incentive Stock Options at the time the Incentive Stock Options are granted. The assigned exercise price must be no less than 100% of the Fair Market Value of the Common Stock on the grant date. In the event that the recipient is a Ten Percent Owner, the exercise price must be no less than 110% of the Fair Market Value of the Company on the grant date.

The exercise price of each Non-qualified Option will be at least 100% of the Fair Market Value of such share of the Common Stock on the date the Non-qualified Option is granted. Notwithstanding the foregoing, the Committee may designate a purchase price below Fair Market Value on the grant date if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an affiliate.

The Committee fixes the term of Options, provided that Options may not be exercisable more than ten years from the date the Option is granted, and provided further that Incentive Stock Options granted to a Ten Percent Owner may not be exercisable more than five years from the date the Incentive Stock Option is granted. All Incentive Stock Options must be granted within ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan was approved by the stockholders of the Company.

Options shall become exercisable and/or vested at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The award agreement may permit a grantee to exercise all or a portion of an Option immediately at grant; provided that the shares of Common Stock issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Option, such shares of Common Stock shall be deemed to be Restricted Stock for purposes of the Plan, and the optionee may be required to enter into an additional or new award agreement as a condition to exercise of such Option. An optionee shall have the rights of a stockholder only as to shares of Common Stock acquired upon the exercise of an Option and not as to unexercised Options. An optionee shall not be deemed to have acquired any shares of Common Stock unless and until an Option shall have been exercised pursuant to the terms of the award agreement and this Plan and the optionee’s name has been entered on the books of the Company as a stockholder.

Options are not transferable except as allowed under Form S-8, and Options are exercisable only by the optionee, except upon the optionee’s death.

Incentive Options may not be issued in an amount or manner where the aggregate amount of Incentive Options that become exercisable for the first time in one year entitles the holder to Common Stock of the Company with an aggregate Fair Market value of greater than $100,000 (such value determined as of the grant date of the Incentive Stock Option). To the extent that any Incentive Option would exceed this limit, it will be treated as a Non-qualified Option.

To the extent permitted in the applicable award agreement, payment of the exercise price of an Option may be made: (i) in cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee; (ii) if permitted by the Committee, through the delivery (or attestation to the ownership) of shares of Common Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan; (iii) if permitted by the Committee, by a broker-assisted exercise (as described in the Plan); or (iv) if permitted by the Committee (and only with respect to Non-qualified Options), by a “net exercise” arrangement (as described in the Plan).

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Any portion of an Option that is not vested and exercisable on the date of termination of an optionee shall immediately expire and be null and void. Once any portion of the Option becomes vested and exercisable, the optionee’s right to exercise such portion of the Option (or the optionee’s representatives and legatees as applicable) in the event of a termination of the optionee shall continue until the earliest of: (i) the date which is: (A) 12 months following the date of the optionee’s termination due to death or disability (or such longer period of time as determined by the Committee and set forth in the applicable award agreement), or (B) three months following the date of the optionee’s termination due to any reason other than death or disability (or such longer period of time as determined by the Committee and set forth in the applicable award agreement), or (ii) the expiration date set forth in the applicable award agreement; provided that notwithstanding the foregoing, an award agreement may provide that if the optionee is terminated for cause, the Option shall terminate immediately and be null and void upon the date of the optionee’s termination and shall not thereafter be exercisable.

Stock Appreciation Rights

A SAR gives a participant the right to receive the appreciation in the fair market value of a share of Common Stock between the grant date of the award and the date of its exercise.

The exercise price per share of each SAR may not be less than the Fair Market Value of a share of Common Stock on the grant date, except in certain situations in which we are assuming or replacing SARs granted by another company that we are acquiring. Upon exercise of a SAR, the holder of the Award will be entitled to receive an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price by (ii) the number of exercised SARs. The Company may pay the appreciation in cash, in shares of Common Stock, or in some combination thereof.

The term of a SAR must be no more than ten years from the grant date.

The terms and conditions relating to the period of post-termination exercise with respect to Options described above also apply to SARs. The Committee may specify in an award agreement that an “in-the-money” SAR will be automatically exercised on its expiration date.

Restricted Stock (including Performance Shares)

Awards of restricted stock are rights to acquire or purchase shares of Common Stock, which vest in accordance with the terms and conditions established by the Committee in its sole discretion.

Upon the grant of Restricted Stock and payment of any applicable purchase price, a grantee will be considered the record owner of and will be entitled to vote the Restricted Stock if, and to the extent, such shares of Common Stock are entitled to voting rights, subject to such conditions contained in the applicable award agreement. The grantee will be entitled to receive all dividends and any other distributions declared on the shares of Common Stock. Shares of Common Stock representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Award holder promptly after the applicable restrictions lapse or are waived.

The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on the type of stock upon which restrictions are placed, continuing employment (or other service relationship with the Company), achievement of pre-established performance goals and objectives and/or such other criteria as the Committee may determine. The shares of Common Stock acquired in connection with an Award of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except as specifically provided by the Plan or the applicable award agreement, until the applicable vesting conditions are satisfied. Unless otherwise provided by the Committee in writing, upon an Award holder’s termination, the Company or our assigns will have the right to repurchase some or all of the shares of Common Stock subject to the Award of Restricted Stock at such purchase price as set forth in the applicable award agreement.

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Unrestricted Stock

The Committee may grant (or sell at par value or such other purchase price determined by the Committee) Unrestricted Stock to an eligible person under the Plan. Unrestricted Stock may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

Restricted Stock Units (including Performance Share Units)

The Committee may grant RSUs, which represent a right to receive shares of Common Stock at a future date, as set forth in the applicable award agreement.

RSUs vest if the performance goals or other vesting criteria the Committee may establish are achieved. Vesting conditions may be based on continuing employment (or other service relationship), achievement of pre-established performance goals and objectives which may be based on targets for revenue, revenue growth, EBITDA, net income, earnings per share and/or other such criteria as the Committee may determine. Vested RSUs may be settled in cash or shares of Common Stock, as specified in the applicable award agreement.

Participants holding RSUs have no voting rights with respect to the shares of Common Stock represented by the RSUs until the date the underlying shares of Common Stock are issued, consistent with the terms of the Fourth Amended and Restated 2020 Plan. Except as may otherwise be provided by the Committee in writing, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination with the Company and any subsidiary for any reason.

Transferability

No Award (other than fully vested and unrestricted shares of Common Stock issued pursuant to any Award) and no right under any such Award shall be transferable by a participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted shares of Common Stock issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate. The Committee otherwise shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be in accordance with the rules of Form S-8 (e.g., limited to immediate family members of participants); and provided, further, that such transfers shall not be made for consideration to the participant. The Committee may also establish procedures as it deems appropriate for a participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the participant and receive any property distributable with respect to any Award in the event of the participant’s death.

Amendment and Termination

The Board of Directors may, at any time, amend or discontinue the Fourth Amended and Restated 2020 Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. To the extent determined by the Committee to be required either by the Code to ensure that Incentive Stock Options granted under the Fourth Amended and Restated 2020 Plan are qualified under Section 422 of the Code or otherwise, Fourth Amended and Restated 2020 Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. The Board of Directors reserves the right to amend the Fourth Amended and Restated 2020 Plan and/or the terms of any outstanding Options to the extent reasonably necessary to comply with the requirements of the exemption pursuant to Rule 12h-1 of the Exchange Act.

Notwithstanding the foregoing, and except as it relates to adjustments in connection with a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, neither the Board nor the Committee may, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) canceling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price; or (B) Restricted Stock, Unrestricted Stock, or Restricted Stock Units in exchange; or (iii) cancelling or repurchasing the underwater Option or SAR for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the shares of Common Stock covered by such Award is less than the exercise price of the Award.

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Federal Income Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in our Fourth Amended and Restated 2020 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Stock option grants under the Fourth Amended and Restated 2020 Plan are intended either to qualify as incentive stock options under Section 422 of the Code or to be non-qualified stock options. Generally, no federal income tax is payable by a participant upon the grant of an option and no deduction is allowed to be taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the stock on the exercise date and the exercise price. The Company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option if the shares received are held for the applicable holding period (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The tax consequence upon a disposition of shares of Common Stock acquired through the exercise of an option will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option, if the disposition occurs before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Restricted stock is governed by Section 83 of the Code. Generally, the award of restricted stock does not give rise to taxable income so long as the restricted stock is subject to a substantial risk of forfeiture. Upon the lapse of the substantial risk of forfeiture, an Award holder will have taxable income equal to the fair market value of the shares of Common Stock on the date of such lapse, less any purchase price paid for the restricted stock. Notwithstanding the foregoing, an Award holder who makes an election under Section 83(b) of the Code within 30 days of the grant date of the restricted stock will incur taxable ordinary income on the grant date equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares of Common Stock after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins upon the lapse of the substantial risk of forfeiture, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the Award holder made an election under Section 83(b) of the Code, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares of Common Stock on the date of the election (determined without regard to the forfeiture restrictions on the shares). If the Award permits dividends to be accrued while the restricted stock is subject to a substantial risk of forfeiture, such amounts will generally be taxed as ordinary income when paid, and the Company generally will be entitled to an income tax deduction equal to amounts the Award holder includes in ordinary income at the time of such income inclusion.

Recipients of grants of restricted stock units (including performance share units) will not incur any federal income tax liability at the time the Awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the Award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the Award. If the Award permits dividend equivalent amounts to be accrues while the Award is subject to a substantial risk of forfeiture, such amounts will be taxed as ordinary income when paid. We generally will be entitled to an income tax deduction for any amounts included by the Award holder as ordinary income. For Awards that are payable in shares of Common Stock, the Award holder’s tax basis is equal to the fair market value of the shares of Common Stock at the time the shares become payable. Upon the sale of the shares of Common Stock, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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The grant of a stock appreciation right will not result in income for the Award holder or in a tax deduction for the Company. Upon the settlement of such a right, the Award holder will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

The foregoing is only a summary of the effect of federal income taxation on the participant and the Company under the Fourth Amended and Restated 2020 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income may be taxable.

Subject to the usual rules concerning reasonable compensation, including the Company’s obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers.

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares of Common Stock received through the exercise or settlement of an Award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our income tax deduction will be determined as of the end of that period.

Tax Withholding

Each grantee shall, no later than the date as of which the value of an Award or of any shares of Common Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

The Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from shares of Common Stock to be issued pursuant to an Award a number of shares of Common Stock having an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the stockholders of the Company are not entitled to dissenters’ rights with respect to the Fourth Amended and Restated 2020 Plan, and the Company will not independently provide the stockholders of the Company with any such right.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this proposal, present in person or by proxy at the meeting, is required for the approval of the Fourth Amended and Restated 2020 Plan to increase the maximum number of shares of the Company’s Common Stock available for issuance under the Plan by 3,000,000 shares. Abstentions will have the effect of votes against this proposal, and broker non-votes will have no effect on the outcome of this proposal. If the required vote is not obtained, the Third Amended and Restated 2020 Plan will continue to operate according to its terms, without respect to the proposed amendment and restatement.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FOURTH AMENDED AND RESTATED 2020 PLAN (i) to increase the maximum number of shares of Common Stock available for issuance under the Plan by 3,000,000 shares; (ii) to remove the Annual Increase, which is an evergreen feature; (iii) to remove liberal share counting provisions; and (iv) to PROHIBIT repricing of Options and Stock Appreciation Rights under the Plan absent stockholder approval.

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PROPOSAL 4: AUTHORIZING THE CHAIRMAN OF THE BOARD TO ADJOURN THE ANNUAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE

We are asking our stockholders to consider and vote on a proposal authorizing the Chairman of the Board to adjourn the Annual Meeting to a later date, if necessary or appropriate, including for the purpose of soliciting additional votes in favor of any or all of the proposals or for the purpose of establishing a quorum.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting, whether or not a quorum is achieved, is required for approval of this adjournment proposal. Abstentions will have the effect of a vote against this proposal. There will be no broker non-votes with respect to this proposal.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” AUTHORIZING THE CHAIRMAN OF THE BOARD TO ADJOURN THE ANNUAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE.

OTHER MATTERS

Our Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Stockholder Proposals and Nominees

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our offices at 236 Fifth Avenue, Suite 400, New York, NY 10001, Attention: General Counsel, in writing not later than December 31, 2026.

Stockholders intending to present a proposal or nominee at the 2026 Annual Meeting of Stockholders, but not to include the proposal or nominee in our proxy statement, must provide notice to the Company of such a proposal or nominee for the 2027 Annual Meeting of Stockholders no later than the close of business on April 13, 2027. To comply with the SEC’s universal proxy rules, a notice of a nominee must comply with Rule 14a-19(b) of the Exchange Act. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

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Appendix A

We believe that Telehealth Adjusted EBITDA is commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term Telehealth Adjusted EBITDA may vary from that of others in our industry. Telehealth Adjusted EBITDA is specifically relevant to LifeMD to provide stockholders a comparable measure of profitability for our core telehealth business. The terms Telehealth Adjusted EBITDA and Adjusted EBITDA are one and the same as the Company is managed as a single operating segment on a consolidated basis. Telehealth Adjusted EBITDA should not be considered as an alternative to net loss before taxes, operating loss or any other performance measures derived in accordance with GAAP as measures of performance.

Reconciliation of Net Income (Loss) attributable to LifeMD, Inc. common stockholders to Telehealth Adjusted EBITDA (in whole numbers, unaudited)
	Fourth Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss) attributable to LifeMD, Inc. common stockholders	$19,187,103	$(5,715,227)	$11,247,856	$(24,515,266)
Interest (income) expense (excluding amortization of debt discount)	(24,079)	510,510	1,126,598	1,773,630
Depreciation, amortization and accretion expense	1,949,727	1,647,085	7,308,458	6,203,006
Amortization of debt discount	-	100,444	234,369	401,775
Loss on debt extinguishment	-	-	1,155,851	-
Financing transactions expense	36,716	13,125	134,415	336,497
Litigation costs (a)	573,894	376,030	2,273,355	1,698,531
Severance costs	266,863	-	369,280	1,142,068
Acquisitions expenses	211,836	537,662	1,995,042	537,662
Insurance acceptance readiness	-	92,661	183,330	1,454,298
Sarbanes Oxley readiness	-	134,891	-	521,361
Taxes	176,925	598,000	208,748	598,000
Preferred stock dividends	776,562	776,562	3,106,250	3,106,250
Stock compensation expense	2,655,143	3,104,956	10,496,321	12,234,797
Net income from discontinued operations	(21,030,505)	(1,426,807)	(25,852,024)	(2,315,252)
Net (loss) income attributable to noncontrolling interests of discontinued operations	(20,697)	311,838	1,265,685	548,875
Adjusted EBITDA	$4,759,487	1,061,729	$15,253,533	3,726,231

(a) For the fourth quarter and year ended December 31, 2025 and 2024, the Company included costs related to: (1) a class action complaint captioned Johnston v. LifeMD, Inc., et al., against the Company and certain executive officers alleging: (i) violations of Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder by all defendants for making false and misleading statements; and (ii) violations of Section 20(a) of the Securities Exchange Act of 1934, as amended, by the individual officer defendants for violating their duty to disseminate accurate and truthful information, (2) a class action complaint alleging, inter alia, unauthorized disclosure of certain information of class members to third parties (the Marden v. LifeMD, Inc. case), both disclosed in the Company’s Form 10-K for the year ended December 31, 2025, filed on March 10, 2026, and (3) a heavily negotiated executive separation agreement.

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Annex A

LIFEMD, INC.
FOURTH AMENDED AND RESTATED
2020 EQUITY AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN: DEFINITIONS

The name of the plan is the LIFEMD, INC. FOURTH AMENDED AND RESTATED 2020 EQUITY AND INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to encourage, retain and enable the officers, employees, directors, Consultants and other key persons of LIFEMD, INC., a Delaware corporation (including any successor entity, the “Company”) and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

The following terms shall be defined as set forth below:

“Affiliate” of any person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned person. A person shall be deemed to control another person if such first person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second person, whether through the ownership of voting securities, by contract or otherwise.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights (“SAR”), Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units or any combination of the foregoing.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Cause,” it shall mean (i) the grantee’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the grantee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the grantee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the grantee by the Company; (iv) the grantee’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the grantee’s material violation of any provision of any agreement(s) between the grantee and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Consultant” means any natural person that provides bona fide services to the Company (including a Subsidiary), and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Disability” means such condition which renders a person (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expect to last for a continuous period of not less than 12 months, (B) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company, (C) determined to be totally disabled by the Social Security Administration, or (D) determined to be disabled under a disability insurance program which provides for a definition of disability that meets the requirements of this section.

A-1

“Effective Date” means the date on which the Plan is adopted as set forth in this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee based on the reasonable application of a reasonable valuation method that is consistent with Section 409A of the Code. If the Stock is admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price reported on such exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. If the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent).

“Grant Date” means the date that the Committee designates in its approval of an Award in accordance with applicable law as the date on which the Award is granted, which date may not precede the date of such Committee approval.

“Holder” means, with respect to an Award or any Shares, the person holding such Award or Shares, including the initial recipient of the Award.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Stock Award” means Awards granted pursuant to Section 7 and “Restricted Stock” means Shares issued pursuant to such Awards.

“Restricted Stock Unit” means an Award of phantom stock units to a grantee, which may be settled in cash or Shares as determined by the Committee, pursuant to Section 9.

“Sale Event” means the consummation of (i) a change in the ownership of the Company, (ii) a change in effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company. The occurrence of a Sale Event shall be acknowledged by the plan administrator or board of directors, by strictly applying these provisions without any discretion to deviate from the objective application of the definitions provided herein; provided, however, that any capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.”

Except as otherwise provided herein, a change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This section applies only when there is a transfer of stock of the Company (or issuance of stock) which remains outstanding after the transaction.

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A change in the effective control of the Company occurs only on either of the following dates: (1) The date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; (2) The date a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election.

A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including Consultants) of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Shares” means shares of Stock.

“Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Stock Appreciation Right” or “SAR” means any right to receive from the Company upon exercise by an optionee or settlement, in cash, Shares, or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

“Termination Event” means the termination of the Award recipient’s Service Relationship with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily. The following shall not constitute a Termination Event: (i) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the individual’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

“Unrestricted Stock Award” means any Award granted pursuant to Section 8 and “Unrestricted Stock” means Shares issued pursuant to such Awards.

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SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Compensation Committee of the Board, comprised of not less than three directors or the Board of Directors in the absence of a Compensation Committee of the Board. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the amount, if any, of Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number and types of Shares to be covered by any Award and, subject to the provisions of the Plan, the price, exercise price, conversion ratio or other price relating thereto;

(iv) to determine and, subject to Section 13, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Award Agreements;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) to impose any limitations on Awards, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(vii) subject to Section 5(a)(ii) and any restrictions imposed by Section 409A, to extend at any time the period in which Stock Options may be exercised;

(viii) to determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; and

(ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and all Holders.

(c) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its certificate of incorporation or bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

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(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a) Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 11,400,000 Shares (the “Share Reserve”), subject to adjustment as provided in Section 3(b) and the following sentence regarding the annual increase. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), the Shares subject to such Stock Award, to the extent of any such expiration, termination or settlement, will again be available for issuance under the Plan. If any shares of Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. Notwithstanding anything to the contrary in the Plan, any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will not again become available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award, and no more than 11,400,000 Shares may be issued pursuant to Incentive Stock Options. The value of any Shares granted to a non-employee director of the Company, solely for services as a director, when added to any annual cash payments or awards, shall not exceed an aggregate value of five hundred thousand dollars ($500,000) in any calendar year (such value computed as of the date of grant in accordance with applicable financial accounting rules).

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional Shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, in each case, without the receipt of consideration by the Company, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for other securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Award, and (iv) the exercise price for each Share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The Committee shall in any event make such adjustments as may be required by the laws of Delaware and the rules and regulations promulgated thereunder. The adjustment by the Committee shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

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(c) Sale Events.

(i) Options and SARs.

(A) In the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Options and SARs issued hereunder shall become one hundred percent (100%) vested upon the effective time of any such Sale Event. New stock options or other awards of the successor entity or parent thereof shall be substituted therefor, with an equitable or proportionate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B) In the event of the termination of the Plan and all outstanding Options and SARs issued hereunder pursuant to Section 3(c), each Holder of Options shall be permitted, within a period of time prior to the consummation of the Sale Event as specified by the Committee, to exercise all such Options or SARs which are then exercisable or will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

(C) Notwithstanding anything to the contrary in Section 3(c)(i)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Options, without any consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of Shares subject to outstanding Options being cancelled (to the extent then vested and exercisable, including by reason of acceleration in connection with such Sale Event, at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested and exercisable Options.

(ii) Restricted Stock and Restricted Stock Unit Awards.

(A) In the case of and subject to the consummation of a Sale Event, all unvested Restricted Stock and unvested Restricted Stock Unit Awards issued hereunder shall become one hundred percent (100%) vested, with an equitable or proportionate adjustment as to the number and kind of shares subject to such awards as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B) Such Restricted Stock shall be repurchased from the Holder thereof at the then Fair Market Value of such shares, (subject to adjustment as provided in Section 3(b)) for such Shares.

(C) Notwithstanding anything to the contrary in Section 3(c)(ii)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Restricted Stock or Restricted Stock Unit Awards, without consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the Sale Price times the number of Shares subject to such Awards, to be paid at the time of such Sale Event or upon the later vesting of such Awards.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors, Consultants and key persons of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion. An eligible grantee must be a natural person, and may only be granted an Award in connection with the provision of services not related to capital raising or promoting or maintaining a market for the Shares.

SECTION 5. STOCK OPTIONS

Upon the grant of a Stock Option, the Company and the grantee shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

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Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Terms of Stock Options. The Committee in its discretion may grant Stock Options to those individuals who meet the eligibility requirements of Section 4. Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Exercise Price. The exercise price per share for the Shares covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. Notwithstanding the foregoing, the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per share for the Shares covered by such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value on the Grant Date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the Grant Date. All Incentive Stock Options must be granted within ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan was approved by the stockholders of the Company.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable and/or vested at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Grant Date. The Award Agreement may permit a grantee to exercise all or a portion of a Stock Option immediately at grant; provided that the Shares issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option, such Shares shall be deemed to be Restricted Stock for purposes of the Plan, and the optionee may be required to enter into an additional or new Award Agreement as a condition to exercise of such Stock Option. An optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. An optionee shall not be deemed to have acquired any Shares unless and until a Stock Option shall have been exercised pursuant to the terms of the Award Agreement and this Plan and the optionee’s name has been entered on the books of the Company as a stockholder.

(iv) Method of Exercise. Stock Options may be exercised by an optionee in whole or in part, by the optionee giving written or electronic notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods (or any combination thereof) to the extent provided in the Award Agreement:

(A) In cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee;

(B) If permitted by the Committee, through the delivery (or attestation to the ownership) of Shares that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. To the extent required to avoid variable accounting treatment under applicable accounting rules, such surrendered Shares if originally purchased from the Company shall have been owned by the optionee for at least six months. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

(C) If permitted by the Committee and by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

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(D) If permitted by the Committee, and only with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price.

(b) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000 or such other limit as may be in effect from time to time under Section 422 of the Code. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(c) Termination. Any portion of a Stock Option that is not vested and exercisable on the date of termination of an optionee’s Service Relationship shall immediately expire and be null and void. Once any portion of the Stock Option becomes vested and exercisable, the optionee’s right to exercise such portion of the Stock Option (or the optionee’s representatives and legatees as applicable) in the event of a termination of the optionee’s Service Relationship shall continue until the earliest of: (i) the date which is: (A) 12 months following the date on which the optionee’s Service Relationship terminates due to death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (B) three months following the date on which the optionee’s Service Relationship terminates if the termination is due to any reason other than death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (ii) the Expiration Date set forth in the Award Agreement; provided that notwithstanding the foregoing, an Award Agreement may provide that if the optionee’s Service Relationship is terminated for Cause, the Stock Option shall terminate immediately and be null and void upon the date of the optionee’s termination and shall not thereafter be exercisable.

SECTION 6. STOCK APPRECIATION RIGHTS

The Committee is authorized to grant SARs to optionees with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine –

(a) SARs may be granted under the Plan to optionees either alone or in addition to other Awards granted under the Plan and may, but need not, relate to specific Option granted under Section 5.

(b) The exercise price per Share under a SAR shall be determined by the Committee, provided, however, that except in the case of a substitute Award, such exercise price shall not be less than the fair market value of a Share on the date of grant of such SAR.

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part. Unless otherwise determined by the Committee or unless otherwise set forth in an Award Agreement, the provisions set forth in Section 5 above with respect to exercise of an Award following termination of service shall apply to any SAR. The Committee may specify in an Award Agreement that an “in-the-money” SAR shall be automatically exercised on its expiration date.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible individual under Section 4 hereof a Restricted Stock Award under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on the type of stock upon which restrictions are placed, continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or such other criteria as the Committee may determine. Upon the grant of a Restricted Stock Award, the Company and the grantee shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

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(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee of Restricted Stock shall be considered the record owner of and shall be entitled to vote the Restricted Stock if, and to the extent, such Shares are entitled to voting rights, subject to such conditions contained in the Award Agreement. The grantee shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 13 below, in writing after the Award Agreement is issued, if a grantee’s Service Relationship with the Company and any Subsidiary terminates, the Company or its assigns shall have the right, as may be specified in the relevant instrument, to repurchase some or all of the Shares subject to the Award at such purchase price as is set forth in the Award Agreement.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify in the Award Agreement the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the substantial risk of forfeiture imposed shall lapse and the Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement.

SECTION 8. UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible person under Section 4 hereof an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 9. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Committee may, in its sole discretion, grant to an eligible person under Section 4 hereof Restricted Stock Units under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Vesting conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives which may be based on targets for revenue, revenue growth, EBITDA, net income, earnings per share and/or other such criteria as the Committee may determine. Upon the grant of Restricted Stock Units, the grantee and the Company shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee and may differ among individual Awards and grantees. On or promptly following the vesting date or dates applicable to any Restricted Stock Unit, but in no event later than March 15 of the year following the year in which such vesting occurs, such Restricted Stock Unit(s) shall be settled in the form of cash or shares of Stock, as specified in the Award Agreement. Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of.

(b) Rights as a Stockholder. A grantee shall have the rights of a stockholder only as to Shares, if any, acquired upon settlement of Restricted Stock Units. A grantee shall not be deemed to have acquired any such Shares unless and until the Restricted Stock Units shall have been settled in Shares pursuant to the terms of the Plan and the Award Agreement, the Company shall have updated on the records of the Company book entries representing the Shares awarded to the grantee, and the grantee’s name has been entered in the books of the Company as a stockholder.

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(c) Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s cessation of Service Relationship with the Company and any Subsidiary for any reason.

SECTION 10. TRANSFER RESTRICTIONS

No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. The Committee otherwise shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be in accordance with the rules of Form S-8 (e.g., limited to immediate family members of Participants); and provided, further, that such transfers shall not be made for consideration to the Participant. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

SECTION 11. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to update book-entry registration of Shares no longer subject to restrictions awarded to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. The Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from Shares to be issued pursuant to an Award a number of Shares having an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 12. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as may be specified by the Committee from time to time. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. The Company makes no representation or warranty and shall have no liability to any grantee under the Plan or any other person with respect to any penalties or taxes under Section 409A that are, or may be, imposed with respect to any Award. It is the intent of the Board that payments and benefits under the Plan comply with or be exempt from Section 409A and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted the Plan shall be interpreted to be in compliance therewith or exempt therefrom. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed upon a Participant by Section 409A or damages to a Participant for failing to comply with Section 409A.

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SECTION 13. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. To the extent determined by the Committee to be required either by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or otherwise, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c). The Board reserves the right to amend the Plan and/or the terms of any outstanding Stock Options to the extent reasonably necessary to comply with the requirements of the exemption pursuant to Rule 12h-1 of the Exchange Act.

Notwithstanding the foregoing, and except as provided in Section 3(b) hereof, neither the Board nor the Committee may, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (a) amending or modifying the terms of the Option or SAR to lower the exercise price; (b) canceling the underwater Option or SAR and granting either (i) replacement Options or SARs having a lower exercise price; or (ii) Restricted Stock, Unrestricted Stock, or Restricted Stock Units in exchange; or (iii) cancelling or repurchasing the underwater Option or SAR for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

SECTION 14. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Award.

SECTION 15. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders for Stock and Awards, as it deems appropriate.

(b) No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any person any right to continued employment or Service Relationship with the Company or any Subsidiary.

(c) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the grantee’s death or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(e) Information to Holders of Options. In the event the Company is relying on the exemption from the registration requirements of Section 12(g) of the Exchange Act contained in paragraph (f)(1) of Rule 12h-1 of the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act to all holders of Options in accordance with the requirements thereunder. The foregoing notwithstanding, the Company shall not be required to provide such information unless the option holder has agreed in writing, on a form prescribed by the Company, to keep such information confidential.

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SECTION 16. EFFECTIVE DATE OF PLAN

The Plan was adopted by the Board on January 8, 2021. The Plan was approved by the stockholders of the Company at the special meeting of stockholders of the Company held on January 8, 2021. The first amendment and restatement of the Plan was approved by the stockholders of the Company at the annual meeting held on June 24, 2021. The second amendment and restatement of the Plan was approved by the stockholders of the Company at the annual meeting held on June 16, 2022. The third amendment and restatement of the Plan was adopted by the board on April 29, 2024 and was approved by the stockholders of the Company at the annual meeting held on June 14, 2024. The fourth amendment and restatement of the Plan was adopted by the board on April 27, 2026 and was approved by the stockholders of the Company at the annual meeting held on June 12, 2026. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any Awards granted or sold under the Plan shall be rescinded and no additional grants or sales shall thereafter be made under the Plan. Subject to such approval by stockholders and to the requirement that no Shares may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after April 29, 2034, unless and until an extension is approved by the stockholders of the Company.

SECTION 17. GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the laws of the State of Delaware as to matters within the scope thereof, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

DATE ADOPTED BY THE BOARD OF
DIRECTORS:	April 27, 2026

DATE ADOPTED BY THE SHAREHOLDERS:

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ClearTrust, LLC - Proxy Agent
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YOUR VOTE IS IMPORTANT! PLEASE VOTE BY

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- Go to: www.cleartrustonline.com/lfmd
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MAIL
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FOR YOUR VOTE TO COUNT, YOU MUST VOTE BEFORE THE POLLS CLOSE ON THE DAY OF THE MEETING. USE THE CONTROL NUMBER ABOVE TO VOTE ONLINE.

ANNUAL MEETING OF STOCKHOLDERS

LIFEMD, INC.

DATE: **June 12, 2026**
TIME: **12:00 p.m. Eastern Daylight Time**
LOCATION: **www.cleartrustonline.com/lfmd**

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Justin Schreiber and Eric Yecies (the "Named Proxies"), and each or any of them, as proxies for the undersigned, with full power of substitution and resubstitution, and authorizes them, and each of them, to vote all the shares of common stock of LifeMD, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card or otherwise provide voting instructions by phone or on the internet as described above.

Continued and to be signed on the reverse side

LIFEMD, INC.

ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. Elect seven directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (Proposal 1)	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	FOR ALL
01) Justin Schreiber 02) John R. Strawn, Jr. 03) Dr. Joseph V. DiTrolio, M.D. 04) Roberto Simon 05) Dr. Joan LaRovere, M.D. 06) William Febbo 07) Dr. Calum MacRae, M.D., Ph.D.	☐	☐	☐	
	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ______________________________________			
	FOR	AGAINST	ABSTAIN	FOR
2. Ratification of the Selection of PricewaterhouseCoopers LLP as LifeMD's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026 (Proposal 2)	☐	☐	☐	
	FOR	AGAINST	ABSTAIN	FOR
3. To approve LifeMD's Fourth Amended and Restated 2020 Equity and Incentive Plan (Proposal 3).	☐	☐	☐	
	FOR	AGAINST	ABSTAIN	FOR
4. To authorize the Chairman of the Board to adjourn the Annual Meeting to a later date, if necessary or appropriate, including for purposes of soliciting additional votes in favor of any or all of the proposals or for purposes of establishing a quorum. (Proposal 4).	☐	☐	☐	

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

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